Exhibit 10.1

Execution Copy

NOTE PURCHASE AGREEMENT

among

SATCON TECHNOLOGY CORPORATION

and

THE PURCHASERS NAMED HEREIN

October 19, 2007

i

ii

		Page

ARTICLE VII LEGENDS		29

Section 7.1	Legends	29
Section 7.2	Removal of Legends	29

ARTICLE VIII INDEMNIFICATION		30

Section 8.1	Indemnity	30
Section 8.2	Procedures	30

ARTICLE IX MISCELLANEOUS		31

Section 9.1	Waivers and Amendments	31
Section 9.2	Governing Law	31
Section 9.3	Exclusive Jurisdiction	32
Section 9.4	Jury Waiver	32
Section 9.5	Entire Agreement	32
Section 9.6	Fees and Expenses	32
Section 9.7	Notices	32
Section 9.8	Validity	33
Section 9.9	Counterparts	33
Section 9.10	Publicity	33
Section 9.11	Succession and Assignment	34
Section 9.12	Further Assurances	34
Section 9.13	No Strict Construction	34

Schedule I	List of Defined Terms
Schedule II	Disclosure Schedule

EXHIBIT A	Form of Tranche 1 Note
EXHIBIT B	Form of Tranche 2 Note
EXHIBIT C	Form of Amended and Restated Tranche 1 Note
EXHIBIT D	Form of Guaranty
EXHIBIT E	Form of Security Agreement
EXHIBIT F	Form of Pledge Agreement

iii

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October 19, 2007, by and among  SatCon Technology Corporation, a Delaware corporation (the “Company”), and the entities listed on the Schedule of Purchasers attached hereto as Schedule 1.1 (the “Purchasers”). The Company and the Purchasers are sometimes referred to in this Agreement, individually, as a “Party” and, collectively, as the “Parties.”  Certain capitalized terms used in this Agreement are defined in Schedule I hereto.

RECITALS

A.                                   To provide the Company with additional funds to repay certain indebtedness and for general corporate purposes, the Purchasers are willing to purchase from the Company, and the Company is willing to issue and sell to the Purchasers, on the terms and subject to the conditions contained in this Agreement, promissory notes that have an aggregate principal amount of up to $10,000,000.

B.                                     Upon the funding of the Tranche 2 Notes (as hereinafter defined), the Notes (as hereinafter defined) and all amounts owing to the Purchasers thereunder or pursuant to this Agreement and any other Transaction Document will be secured by substantially all of the assets of the Company on the terms and subject to the conditions set forth in the Notes and the Security Documents.

C.                                     The Company will also grant to the Purchasers, on the terms and subject to the conditions contained in this Agreement, a right of first refusal with respect to certain subsequent financing transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties, intending to be legally bound by this Agreement, agree as follows:

ARTICLE I

ISSUANCE AND SALE

Section 1.1                                                Issuance and Sale of the Tranche 1 Notes.

(a)                                  Tranche 1 Notes. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to (i) the written consent of the Parties and (ii) the satisfaction of the applicable conditions set forth in Article II of this Agreement, at the Tranche 1 Closing (as defined below), the Company shall issue, sell and deliver to the Purchasers, and the Purchasers shall purchase from the Company, the promissory notes in the form set forth on Exhibit A hereto (each, a “Tranche 1 Note”) in the amounts set forth opposite each Purchaser’s respective name on the Schedule of Purchasers attached hereto as Schedule 1.1 for an aggregate purchase price of up to $750,000.

(b)                                 Tranche 1 Closing.

(i)             The initial closing (the “Tranche 1 Closing”) shall take place on the closing date (the “Tranche 1 Closing Date”), at 10:00 a.m. at the Boston, Massachusetts offices of Greenberg Traurig, LLP, or at such other times and places as shall be mutually agreed to by the Parties.

(ii)          At the Tranche 1 Closing, (i) the Company shall issue and deliver to the Purchasers the Tranche 1 Notes, (ii) the Purchasers shall pay the purchase price for the Tranche 1 Notes by wire transfer of immediately available funds to the account of the Company or to such third party accounts as the Company shall direct and (iii) the Parties (and, as applicable, their Affiliates) shall execute and deliver all other documentation contemplated hereby to be executed and delivered at such Closing.

Section 1.2                                                Issuance and Sale of the Tranche 2 Notes.

(a)                                  Tranche 2 Notes. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, at the Tranche 2 Closing (as defined below), the Company shall issue, sell and deliver to the Purchasers, and the Purchasers shall purchase from the Company, the promissory notes in the form set forth on Exhibit B hereto (each, a “Tranche 2 Note”) in the amounts set forth opposite each Purchaser’s respective name on the Schedule of Purchasers attached hereto as Schedule 1.1 for an aggregate purchase price of $10,000,000 less the aggregate principal amount of the Tranche 1 Notes (if any), and each Purchaser shall receive an amended and restated Tranche 1 Note (if applicable) in the form set forth on Exhibit C hereto (the “Amended and Restated Tranche 1 Notes” and together with the Tranche 1 Notes and Tranche 2 Notes, the “Notes”).

(b)                                 Tranche 2 Closing.

(i)             The subsequent closing (the “Tranche 2 Closing” and together with the Tranche 1 Closing, each a “Closing”) shall take place on the closing date (the “Tranche 2 Closing Date” and together with the Tranche 1 Closing Date, each a “Closing Date”), at 10:00 a.m. at the Boston, Massachusetts offices of Greenberg Traurig, LLP, or at such other times and places as shall be mutually agreed to by the Parties.

(ii)          At the Tranche 2 Closing, (i) the Company shall issue and deliver to the Purchasers the Amended and Restated Tranche 1 Notes (if applicable) and the Tranche 2 Notes, (ii) the Purchasers shall deliver to the Company for cancellation the original Tranche 1 Notes (if applicable) and shall pay the purchase price for the Tranche 2 Notes by wire transfer of immediately available funds to the account of the Company or to such third party accounts as the Company shall direct, less amounts deducted pursuant to clause (iii), (iii) the Company shall pay all Transaction Expenses owed to the Purchasers and (iv) the Parties (and, as applicable, their Affiliates) shall execute and deliver all other documentation contemplated hereby to be executed and delivered at such Closing.

Section 1.3                                                Payment Terms.

(a)                                  Payments. Payments of principal and interest shall be made as and when specified in the Notes.

(b)                                 Place and Manner. The Company shall make all payments due to the Purchasers in lawful money of the United States, in immediately available funds, or as otherwise specified in the Notes, at the address for payments and in the manner specified in Schedule 1.1.

(c)                                  Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

Section 1.4                                                Use of Proceeds. The net proceeds to the Company from the issuance and sale of the Tranche 1 Notes (if any) shall be used for certain needs specified by the Company and agreed to by the Purchasers in writing. The net proceeds to the Company from the issuance and sale of the Tranche 2 Notes shall be used first, for the repayment of the holders of the Existing Notes in connection with the repayment of the Existing Notes (which such repayment shall be made immediately after receipt of funds from the Purchasers) and second, for general corporate purposes.

ARTICLE II
CONDITIONS TO CLOSING

Section 2.1                                                Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions described in this Agreement at each Closing are subject to the satisfaction (or waiver by the respective Party), at or before each Closing, of the following conditions:

(a)                                  No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(b)                                 All consents of and notices to Governmental Authorities required in connection with the transactions described in this Agreement and the other Transaction Documents shall have been obtained and made, as applicable, and be in full force and effect.

Section 2.2                                                Conditions to Obligations of the Purchasers at the Tranche 1 Closing. The obligations of each Purchaser to consummate the transactions described in this Agreement at the Tranche 1 Closing are subject to the satisfaction (or waiver by such Purchaser), at or before the Tranche 1 Closing, of the following conditions:

(a)                                  Representations and Warranties Correct. The representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Tranche 1 Closing Date, with the same effect as though made as of the date of this Agreement except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)                                 Performance of Obligations. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement or any other Transaction Document at or prior to the Tranche 1 Closing.

(c)                                  Officer’s Certificate. The Company and each Subsidiary party to the Guaranty shall have delivered to the Purchasers a certificate, executed by a duly authorized officer of the Company or such Subsidiary, dated as of the Tranche 1 Closing Date, certifying as to the authenticity and continued

effectiveness of attached copies of the Certificate of Incorporation, as amended, Bylaws or other organizational documents, as appropriate, and resolutions of the Company’s Board of Directors (the “Board of Directors”) and the Board of Directors of each Subsidiary approving the transactions contemplated by this Agreement and by the other Transaction Documents, and authorizing specific officers to execute and deliver this Agreement and each of the other Transaction Documents to which such entity is a party, including the Notes.

(d)                                 Compliance Certificate. The Purchasers shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company stating that the conditions specified in Sections 2.2(a), (b), (g), (h) and (i) have been satisfied.

(e)                                  Definitive Transaction Documents. The Tranche 1 Notes shall have been issued and delivered by the Company to each Purchaser.

(f)                                    Certificates of Good Standing. The Company shall have delivered to each of the Purchasers a long-form certificate of good standing from the Secretary of State of the State of Delaware, and a good standing certificate from each jurisdiction in which the Company and its Subsidiaries are qualified to do business, each of which is to be dated within a reasonable period prior to the Tranche 1 Closing.

(g)                                 Opinion of Company’s Counsel. The Purchasers shall have received an opinion of Greenberg Traurig, LLP, outside counsel to the Company, in form and substance reasonably satisfactory to the Purchasers.

(h)                                 Consents and Waivers. The Company shall have received all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Transaction Documents, and all such consents, approvals, authorizations, permits and waivers shall be in full force and effect.

(i)                                     No Material Judgment or Order. There shall not be on the Tranche 1 Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Tranche 1 Notes were to be purchased hereunder or (b) restrict the operation of the business of the Company or any Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

(j)                                     No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

(k)                                  No Delisting Notice. The Company shall not have received any notice from the Nasdaq Stock Market that the Company may be delisted, which notification has not been resolved in favor of the Company.

(l)                                     Material Adverse Effect. Since September 30, 2007, no event shall have occurred or be reasonably likely to occur that would reasonably be expected to have a Material Adverse Effect.

(m)                               Offer to Sell Notes. The Company and each holder of an Existing Note shall have entered into the Offer to Sell Notes providing for the repayment of the Existing Notes on terms and conditions satisfactory to the Purchasers and the Offer to Sell Notes shall be in full force and effect, and the Company shall have delivered to each Investor party thereto a written notice of the Company’s election to effect the purchase as contemplated in the Offer to Sell Notes (the “Notice of Prepayment”).

(n)                                 Other Documents. The Purchasers shall have received from the Company such other documents as they may reasonably request.

Section 2.3                                                Conditions to Obligations of the Purchasers at the Tranche 2 Closing. The obligations of each Purchaser to consummate the transactions described in this Agreement at the Tranche 2 Closing are subject to the satisfaction (or waiver by such Purchaser), at or before the Tranche 2 Closing, of the following conditions:

(a)                                  Representations and Warranties Correct. The representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Tranche 2 Closing Date, with the same effect as though made as of the date of this Agreement except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)                                 Performance of Obligations. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement or any other Transaction Document at or prior to the Tranche 2 Closing.

(c)                                  Compliance Certificate. The Purchasers shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company stating that the conditions specified in Sections 2.3(a), (b), (f), (h) and (i) have been satisfied.

(d)                                 Definitive Transaction Documents. The Amended and Restated Tranche 1 Notes (if applicable) and the Tranche 2 Notes shall have been issued and delivered by the Company to each Purchaser. The Company and its Subsidiaries, as appropriate, shall have delivered to the Purchasers the Security Agreement, the Pledge Agreement, the Guaranty and each of the other Transaction Documents, in each case duly executed by an authorized officer of the Company and/or, as appropriate, its Subsidiaries.

(e)                                  Security Filings. The Company shall have executed and delivered to the Purchasers all UCC-1 Financing Statements to be filed and such other Security Documents necessary or appropriate for the perfection of the security interests granted by this Agreement or any other Transaction Document and by the Subsidiaries as may be reasonably requested by the Purchasers.

(f)                                    Certificates of Good Standing. The Company shall have delivered to each of the Purchasers a bring-down certificate of good standing from the Secretary of State of the State of Delaware, and a bring-down good standing certificate from each jurisdiction in which the Company and its Subsidiaries are qualified to do business, each of which is to be dated within a reasonable period prior to the Tranche 2 Closing.

(g)                                 Opinion of Company’s Counsel. The Purchasers shall have received an opinion of Greenberg Traurig, LLP, outside counsel to the Company, in form and substance reasonably satisfactory to the Purchasers (which such opinion shall be governed by New York law).

(h)                                 Consents and Waivers. The Company shall have received all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Transaction Documents, and all such consents, approvals, authorizations, permits and waivers shall be in full force and effect.

(i)                                     No Material Judgment or Order. There shall not be on the Tranche 2 Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Amended and Restated Tranche 1 Notes (if applicable) or Tranche 2 Notes were to be purchased hereunder or (b) restrict the operation of the business of the Company or any Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

(j)                                     No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

(k)                                  No Delisting Notice. The Company shall not have received any notice from the Nasdaq Stock Market that the Company may be delisted, which notification has not been resolved in favor of the Company.

(l)                                     Material Adverse Effect. Since September 30, 2007, no event shall have occurred or be reasonably likely to occur that would reasonably be expected to have a Material Adverse Effect.

(m)                               Reimbursement of Expenses. The Company shall have tendered payment for reimbursement of all Transaction Expenses in accordance with Sections 1.4(b) and 9.6.

(n)                                 Offer to Sell Notes. The Company and each holder of an Existing Note shall have entered into the Offer to Sell Notes and the Offer to Sell Notes shall be in full force and effect, and the Company shall have delivered and not revoked or modified the Notice of Prepayment.

(o)                                 Other Documents. The Purchasers shall have received from the Company such other documents as they may reasonably request.

Section 2.4                                                Conditions to Obligations of the Company at Each Closing. The obligations of the Company to consummate the transactions described in this Agreement at each Closing are subject to the satisfaction (or waiver by the Company), at or before each Closing, of the following conditions:

(a)                                  Representations and Warranties Correct. The representations and warranties of the Purchasers contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Purchasers contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of each Closing Date, with the same effect as though made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)                                 Performance of Obligations. The Purchasers shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement and each other Transaction Document at or prior to each Closing.

(c)                                  Payment. Each Purchaser shall have tendered payment for its Note in accordance with Article I of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers as of the date hereof and as of each Closing Date as follows and acknowledges and confirms that each of the Purchasers are relying upon the foregoing representations and warranties in connection with the purchase by the Purchasers of the Notes (references to the “Company” in this Article III shall refer, whenever not inappropriate by reference to the context, to the Company, its Subsidiaries, its parent entities and its predecessor entities, if any):

Section 3.1                                                Corporate Existence and Power.  The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own, operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company or any Subsidiary. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. Set forth on Section 3.1 of the Disclosure Schedule is a list of all of the Subsidiaries, the jurisdiction in which it is incorporated or organized and the jurisdictions in which it is qualified to do business.

Section 3.2                                                Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including the issuance and sale of the Notes, (a) have been duly authorized by all necessary corporate action of the Company, including all actions, consents and approvals required by the Company’s Board of Directors and stockholders; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws or the organizational documents of any Subsidiary; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary or any Requirement of Law applicable to the Company or any Subsidiary; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company or any Subsidiary. The Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement, the other Transaction Documents the issuance and sale of the Notes and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company’s stockholders and

(ii) approved and adopted this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in accordance with all applicable Requirements of Law. Following approval by the Company’s stockholders of those matters described in the definitive proxy statement filed with the SEC on September 19, 2007, the “Equity Conditions” (as such term is defined in the Existing Notes) shall be satisfied in all respects on the date hereof and on the Tranche 2 Closing Date.

Section 3.3                                                Governmental Authorization; Third Party Consents.  Except as set forth on Section 3.3 of the Disclosure Schedule, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Notes by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

Section 3.4                                                Binding Effect.  This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 3.5                                                Litigation.  There are no actions, suits, proceedings, claims (including, without limitation, claims involving the prior employment of any of the Company’s or any Subsidiary’s employees, their use in connection with the Company’s or any Subsidiary’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers), complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary, nor is the Company aware that there is any basis for any of the foregoing. No Order has been issued by any court or other Governmental Authority against the Company or any Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

Section 3.6                                                Compliance with Laws.

(a)                                  The Company and each Subsidiary is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any Subsidiary. To the Company’s Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely effect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct its business.

(b)                                 The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on Nasdaq, and neither the Company nor any Subsidiary has taken any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq. The Company has complied with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Notes. Neither the

Company nor any Subsidiary has taken any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes.

(c)                                  (i) The Company and each Subsidiary has all material licenses, permits and approvals of any Governmental Authority (collectively, “Permits”) that are necessary for the conduct of the business of the Company and its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, other than such violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company.

Section 3.7                                                Capitalization.

(a)                                  As of the date hereof, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock, 48,999,973 shares of which are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, (A) 1,600 shares of which are designated as Series B Convertible Preferred Stock, 340 shares of which are issued and outstanding (and convertible into 880,829 shares of Common Stock) and (B) 998,400 of which are undesignated “blank check” preferred stock. As of the date of this Agreement, the aggregate number of shares of restricted stock and options to purchase shares of Common Stock which may be issued under the Stock Option Plans is 7,515,656, of which 4,889,579 are outstanding as of the date hereof (the “Options”) and 4,010,204 of which outstanding Options have vested as of the date hereof, and the aggregate number of shares of Common Stock that may be issued under the Company’s 401(k) Plan is 1,012,100. As of the date hereof, the Company has issued and outstanding warrants to purchase an aggregate of 9,279,127 shares of Common Stock.

(b)                                 The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Section 3.7(b) of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as a result of the purchase and sale of the Notes and except as disclosed in Schedules 3.7(b) and 3.7(c) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Section 3.7(b) of the Disclosure Schedule, the issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. No anti-dilution rights of any capital stock or other securities issued by the Company shall be triggered as a result of the transactions contemplated hereby. To the Knowledge of the Company, except as specifically disclosed in Section 3.7(b) of the Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(c)                                  Set forth in Section 3.7(c) of the Disclosure Schedule is a complete and accurate list of all securities of the Company that are entitled to preemptive, registration or similar rights accompanied by a description of such rights. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance and sale of the Notes in the transactions contemplated by the Transaction Documents.

(d)                                 The Notes are duly authorized, will be issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws and will be free and clear of all other Liens, other than any Liens created by the Purchasers. All of the issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws.

(e)                                  Section 3.7(e) of the Disclosure Schedule sets forth a true and complete list of (x) each of the Subsidiaries of the Company and (y) the aggregate number of authorized shares of capital stock of such Subsidiary. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens other than Liens in favor of the holders of the Existing Notes. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state, provincial, and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

Section 3.8                                                No Default or Breach; Contractual Obligations; Restrictions on Business.

(a)                                  Except as set forth on Section 3.8(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has received notice of a default and is not in material default under, or with respect to, any Contractual Obligation filed as an exhibit to or described in the SEC Documents or which is otherwise material to the Condition of the Company, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or such Subsidiary and the other parties thereto, and the Company or such Subsidiary has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by such other party thereunder. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company or any of its Subsidiaries which has or may reasonably be expected to have the effect of (i) prohibiting or impairing (A) any business practice of the Company or any of its Subsidiaries, (B) any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, or (C) the conduct of business by the Company or any of its Subsidiaries, or (ii) otherwise limiting the freedom of the Company or any of its Subsidiaries, to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has entered into any Contract under which the Company or any Subsidiary is, restricted from selling, licensing, manufacturing or otherwise distributing any of its Company Intellectual Property or Company or Subsidiary products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

(b)                                 Section 3.8(b) of the Disclosure Schedule identifies (i) each Contractual Obligation which involves prospective fixed and/or contingent payments or expenditures by the Company or its Subsidiaries of more than $250,000, and (ii) each Contractual Obligation that is material to the Condition of the Company other than those filed as an exhibit to or described in the SEC Documents.

Section 3.9                                                Title to Properties.  The Company has provided Purchasers true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to property leases or otherwise occupied by the Company or any of its Subsidiaries (the “Leased Real Property”), including all amendments, terminations and modifications thereof (the “Lease Agreements”); and there are no other Lease Agreements for real property to which the Company or any of its Subsidiaries is bound, other than those identified in the Lease Agreements. All such Lease Agreements are valid,  in full force and effect, enforceable in accordance with their terms, and (x) with respect to the Company and its Subsidiaries under any of such leases, no rentals are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) and (y) to the Knowledge of the Company, with respect to any other Person under any of such leases, no rentals are past due and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the Company nor any of its Subsidiaries could be required to expend more than $50,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement. Neither the Company nor or any of its Subsidiaries have received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. There are no other parties occupying, or with a right to occupy, the Leased Real Property other than the Company and its Subsidiaries.

Section 3.10                                          SEC Documents; Proxy Statement; Financial Statements.

(a)                                  Since August 1, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 As of their respective dates, the Financial Statements of the Company and its Subsidiaries included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.11                                          Taxes.  The Company and each Subsidiary has timely paid all Taxes which have come due and are required to be paid by it, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company or any Subsidiary in good faith for which adequate reserves have been made in accordance with GAAP. The Company and each Subsidiary have timely paid or withheld with respect to their employees and other third parties (and timely paid over any withheld amounts to the appropriate Taxing authority) all federal, state and provincial income taxes, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes required to be withheld. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns, reports, forms and other such documents (“Tax Returns”) that it is required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects. With respect to all Tax Returns of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any Subsidiary and (ii) no audit is in progress with respect to any Tax Return, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. All provisions for Tax liabilities of the Company and its Subsidiaries with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements, and neither the Company nor any Subsidiary has incurred any liability for Taxes since the date of the most recent Financial Statements prior to the date hereof other than in the ordinary course of business. There are no Liens for Taxes on the assets of the Company or any Subsidiary. The Company is not a “United States real property holding corporation” as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder. Neither the Company nor any Subsidiary has (I) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (II) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any Subsidiary owe any amount under any such agreement, or (III) any liability for the Taxes of any person, including under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise. Neither the Company nor any Subsidiary has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any Subsidiary has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2). None of the indebtedness of the Company or any Subsidiary constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code or (iii) a “disqualified debt instrument” under Section 163(l) of the Code.

Section 3.12                                          No Material Adverse Change; Ordinary Course of Business.  Since December 31, 2006, there has not been any material adverse change in the Condition of the Company or any Subsidiary and no event has occurred or circumstance exists which may result in such a material adverse change, except to the extent any such change results from or is attributable to changes in general economic or political conditions or changes affecting the industry generally in which the Company or any Subsidiary operates (provided that such changes do not affect the Company or any Subsidiary in a disproportionate manner). Except as set forth in the SEC Documents filed prior to the date hereof or as set forth on Section 3.12 of the Disclosure Schedule, since December 31, 2006, neither the Company nor any

Subsidiary has (a) participated in any transaction material to the Condition of the Company or any Subsidiary or otherwise acted outside the ordinary course of business, (b) increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (c) created or assumed any Lien on a material asset of the Company or any Subsidiary, (d) entered into any material Contractual Obligation, other than in the ordinary course of business, (e) sold, assigned or transferred any Intellectual Property Rights of the Company or any Subsidiary or (f) entered into any agreement or commitment to do any of the foregoing. Since December 31, 2006, there has not occurred a material change in the Company’s or any Subsidiary’s accounting principles or practice except as required by reason of a change in GAAP.

Section 3.13                                          Investment Company.  The Company is not and is not controlled by or affiliated with an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.14                                          Private Offering.  No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Notes. Provided that the representations of the Purchasers set forth in Article IV of this Agreement are true, correct and complete, no registration of the Notes, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Notes. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Notes or any other securities of the Company so as to require the registration of the Notes pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws.

Section 3.15                                          Employment Matters; Labor Relations.

(a)                                  The Company and its Subsidiaries are in compliance, in all material respects, with all Laws concerning employment, including Laws relating to worker classification, wages and hours, tax withholding, prohibited discrimination, equal employment, fair employment practices, safety and health, meal and rest periods, and immigration status, and neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of:  (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer, or (iii) any employee currently or formerly classified as exempt from overtime wages. Except as set forth in Section 3.15 of the Disclosure Schedule, the services provided by each of the Company’s and its Subsidiaries’ employees is terminable at the will of the Company and its Subsidiaries and any such termination would result in no severance or separation pay obligations. There are no pending, threatened, or reasonably anticipated actions, suits, charges, claims (including workers’ compensation claims), audits, investigations or administrative matters pending against the Company or its Subsidiaries relating to any of its respective employees or independent contractors. Neither the Company nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. Neither the Company nor any Subsidiary has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar Law, and no terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar Law.

(b)                                 (i) Neither the Company nor any Subsidiary has engaged in any unfair labor practices; (ii) there is (A) no grievance, complaint, or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any

Subsidiary, and (B) no strike, labor dispute, slowdown, concerted refusal to work overtime or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary; (iii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or contract and no collective bargaining agreement or similar agreement is being negotiated by the Company or its Subsidiaries; (iv) there is no union representation question existing with respect to the employees of the Company or any Subsidiary; (v) no union has applied to have the Purchaser or any Subsidiary declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Company or any Subsidiary carries on business; and (vi) no union organizing activities are taking place.

Section 3.16                                          Employee Benefit Plans.

(a)                                  Neither the company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. Each Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan.

(b)                                 No Claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending.

(c)                                  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service to such effect and no circumstance, fact or event has occurred or exists that is reasonably likely to adversely affect the qualified status of any such Plan.

(d)                                 No Plan is a Retiree Welfare Plan.

(e)                                  Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee or director or independent contractor.

(f)                                    There are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements.

(g)                                 No insurance policy or any other agreement affecting any Plan requires or permits a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement. The level of insurance reserves under each Plan is reasonable and sufficient to provide for all incurred but unreported claims.

(h)                                 Neither the Company nor any Subsidiary has any liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

(i)                                     No Plan that is subject to Section 409A of the Code has been materially modified (as defined in Section 409A of the Code) since October 3, 2004 and all such Plans subject to Section 409A of the

Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.

(j)                                     No awards under any Plan that provides for granting of equity, equity-based rights, or options to purchase equity (“Equity Plans”) have been granted with an effective date that is other than the date on which the committee or other administrator of such Equity Plans with authority thereunder to make such awards has taken all necessary corporate action to grant or complete such awards. No awards made under the Equity Plans have been (or will be) altered in any manner that would result in or have the effect of failing to comply with the foregoing sentence.

Section 3.17                                          Title to Assets.  Except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each Subsidiary owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any schedule hereto (collectively, the “Assets”), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Financial Statements.

Section 3.18                                          Liabilities.  Neither the Company nor any Subsidiary has any direct or indirect obligation or liability (“Liabilities”) which if known would be required to be reflected in the Company’s or any Subsidiary’s financial statements in accordance with GAAP other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) except as set forth in the SEC Documents, Liabilities incurred since December 31, 2006 in the ordinary course of business. Section 3.18 of the Disclosure Schedule sets forth all of the outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof.

Section 3.19                                          Intellectual Property.

(a)                                  (i)                                     Other than (x) Shrink-Wrap Code and (y) the Intellectual Property licensed to Company under the licenses set forth on Section 3.19(a)(i) of the Disclosure Schedule, the Company Intellectual Property constitutes all of the Intellectual Property that is used in, necessary to or would otherwise be infringed by the operation of the business of Company and its Subsidiaries as presently conducted and as contemplated in their respective business plans to be conducted, free and clear of all Liens. Without limiting the foregoing, the Company represents that neither it nor any Subsidiary requires a license to use any of the patent rights subject to the exclusive license agreements entered into between the Company and Beacon Power Corporation and the Company and ERM Thermal Technologies for the operation of the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted.

(ii)                                  Section 3.19(a)(ii) of the Disclosure Schedule sets forth all of the Company Intellectual Property that is the subject of a filing, registration, application or other document that the Company or a Subsidiary owns or that is issued, filed with or recorded by any state, government or other public legal authority in the name of Company or a Subsidiary. None of the Company Intellectual Property listed on Section 3.19(a)(ii) of the Disclosure Schedule is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

(iii)                               Section 3.19(a)(iii) of the Disclosure Schedule sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements or permissions (“IP Licenses”) under which the Company or one of its Subsidiaries is either a licensor or licensee of Intellectual Property

(including agreements under which Company or one of its Subsidiaries is a distributor of a third party’s products or services or under which a third party is a distributor of the Company’s or one of its Subsidiaries’ products or services), except that Section 3.19(a)(iii) does not list IP Licenses that consist of (x) in-bound licenses for Shrink-Wrap Code, (y) non-disclosure agreements, and (z) non-exclusive end-user licenses (and related end-user agreements) with respect to the Company’s products (in each case, pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company’s standard form(s) including attachments). The Company or its relevant Subsidiary has substantially performed all obligations imposed upon it under all IP Licenses, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default under any IP Licenses in any material respect, nor is there any event which with notice or lapse of time or both would constitute a default under any IP License. All of the IP Licenses to which Company or one of its Subsidiaries is a party are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(b)                                 The operation of the business of Company and its Subsidiaries, including in connection with the exploitation of the Company Intellectual Property and the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any products or services, has not, does not, and when conducted following the Closing in the manner presently contemplated in the respective business plans of the Company and its Subsidiaries, will not, infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of others.

(c)                                  Except as set forth on Section 3.19(c) of the Disclosure Schedule, no litigation is pending and no Claim has been made against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, alleging infringement, misappropriation or other violation by the Company or any Subsidiary of any Intellectual Property Rights of others (nor does the Company or any Subsidiary have Knowledge of any reasonable basis therefor).

(d)                                 To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating the Company Intellectual Property.

(e)                                  All the Company Intellectual Property is valid and enforceable. Except as set forth on Section 3.19(e) of the Disclosure Schedule, the Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect each item of Company Intellectual Property Rights, and to protect the secrecy, confidentiality and value of the Company’s and its Subsidiaries’ Trade Secrets.

(f)                                    No former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

(g)                                 Neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to Shrink-Wrap Code licensed for use solely on the computers of the Company or any Subsidiary.

(h)                                 No employee of the Company or any Subsidiary is in violation of any Requirement of Law applicable to such employee relating to the Company Intellectual Property, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the Company Intellectual Property and the relationship of such employee with the Company or any Subsidiary or any prior employer.

(i)                                     Except as set forth on Section 3.19(i) of the Disclosure Schedule, none of the Company’s or any Subsidiary’s Trade Secrets, wherever located, has been disclosed to any Person other than employees, representatives and agents of the Company and its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any Subsidiary.

(j)                                     Except as set forth on Section 3.19(j) of the Disclosure Schedule, no director, officer, employee or consultant of the Company or any Subsidiary (or persons the Company or any Subsidiary presently intends to hire) owns any Intellectual Property that is used in, necessary to or would otherwise be infringed by the operation of the business of Company and its Subsidiaries as presently conducted and as contemplated in their respective business plans to be conducted. Except as set forth on Section 3.19(j) of the Disclosure Schedule, at no time during the conception or reduction to practice of any of the Company’s or any Subsidiary’s Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company’s or any Subsidiary’s rights to the Company Intellectual Property.

(k)                                  All present and former employees, consultants and other Person who have developed, or who have any employment or contractual responsibilities that include the development of, any Intellectual Property for the Company or any of its Subsidiaries, have executed and delivered valid and enforceable proprietary invention agreements with the Company or such Subsidiary, and are obligated under the terms thereof to assign all right, title and interest to any Intellectual Property developed by such Person in connection with such Person’s employment or contract to the Company or any Subsidiary. Except as set forth on Section 3.19(k) of the Disclosure Schedule, no such employee, consultant or other Person has excluded works or inventions made prior to his employment with or work for the Company or such Subsidiary from his assignment of inventions pursuant to such proprietary invention agreements.

(l)                                     The Company and its Subsidiaries do not use any information they collect from web site visitors or other parties in an unlawful manner or in a manner that in any way violates a stated privacy policy of the Company or any Subsidiary or the privacy rights of their customers.

(m)                               (i)  Except as set forth on Section 3.19(m)(i) of the Disclosure Schedule, (a) no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and (b) no federal, state, county, local or other U.S or foreign governmental authority, instrumentality, agency or commission, or university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property. The Company has complied with all material grant terms and other material requirements, terms and conditions associated with the foregoing and has not (x) received any notice from any Person that it is in default of any such requirements, terms or conditions or (y) received any notice that any Person intends to seek a compulsory license, exercise “march-in” rights, or take any similar adverse action in connection with any of the foregoing.

(ii) Except as set forth on Section 3.19(m)(ii) of the Disclosure Schedule, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. In no instance has any government, university, college or other educational institution or research center thereby become entitled to any right, title or interest in any Company Intellectual Property.

(n)                                 No past or current Company or Subsidiary product (including any Company or Subsidiary product currently under development) contains any code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software (as defined below). All Publicly Available Software used by the Company or any Subsidiary has been used in its entirety and without modification. Neither the Company nor any Subsidiary has incorporated or otherwise used Publicly Available Software in a manner that would (i) require, or condition the use or distribution of any Company Intellectual Property on the disclosure, licensing or distribution of any source code for any portion of such Company Intellectual Property, or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any Subsidiary to use or distribute any Company Intellectual Property owned by the Company or any Subsidiary or any Company or Subsidiary products. “Publicly Available Software” means (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., GNU General Public License, Apache Software License), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge.

(o)                                 No computer software and code that is Company Intellectual Property has been disclosed, delivered or licensed to any escrow agent or other person in source-code form (together with any related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form, “Source Code.”  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by the Company, any of its Subsidiaries or any person acting on their behalf to any person of any Source Code that is Company Intellectual Property.

(p)                                 The Company’s inverter technology and related patents was not developed pursuant to any Government Contract or any grant or subsidy with any Governmental Authority.

Section 3.20                                          Trade Relations. Except as set forth on Section 3.20 of the Disclosure Schedule, since December 31, 2006, no customer or supplier or group of customers or suppliers whose purchases or inventories provided to the Company’s or any Subsidiary’s business are individually or in the aggregate material to the Condition of the Company or any Subsidiary has (i) terminated, cancelled or limited, (ii) made any adverse modification or change to or (iii) to the Knowledge of the Company, threatened termination, cancellation or limitation of, the business relationship of the Company, or the business of the Company or any Subsidiary. Section 3.20 of the Disclosure Schedule sets forth a complete and accurate list of the Company’s sales orders which have not yet been processed, or backlog.

Section 3.21                                          Insurance. The Company and each Subsidiary maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, directors and officers insurance (“D&O Policies”) and insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against in the industry, all of which insurance is in full force and effect. Section 3.21 of the Disclosure Schedule sets forth a description and the amounts of the Company’s D&O Policies.

Section 3.22                                          Environmental Matters. The Company and each Subsidiary is and has conducted its Hazardous Materials Activities in compliance with all applicable Environmental Laws. Except as set forth on Section 3.22 of the Disclosure Schedule, there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary pursuant to Environmental Laws and there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws. As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, no Hazardous Materials are present on any facility currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or were present on any other facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. The Hazardous Materials Activities of the Company and its Subsidiaries prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person. Neither the Company nor any Subsidiary has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the Hazardous Materials Activities of the Company, any of its Subsidiaries or any other Person. The Company and its Subsidiaries have registered as a “producer” where required in accordance with European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment (“RoHS Directive”) and European Directive 2002/96/EC on waste electrical and electronic equipment (“WEEE Directive”). The Seller Parties and the Purchased Companies have verified with its suppliers that all products that the Company and its Subsidiaries acquire from its suppliers and sell into the EU comply with the RoHS Directive.

Section 3.23                                          Related Party Transactions. Except as described in the SEC Documents or except as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company or any Subsidiary and (i) any officer, director or equityholder of the Company or any Subsidiary or any member of the immediate family of any of the foregoing Persons or (ii) any business (corporate or otherwise) which any of the foregoing Persons owns, directly or indirectly, or in which any of the foregoing Persons has an ownership interest, or which would otherwise be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

Section 3.24                                          Broker’s, Finder’s or Similar Fees. Except as set forth on Section 3.24 of the Disclosure Schedule, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

Section 3.25                                          Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and the Board of Directors are in compliance with the Sarbanes-Oxley

Act of 2002 and all rules and regulations promulgated thereunder (“Sarbanes-Oxley”) and the rules and regulations of the Nasdaq. Except as disclosed in Section 3.25 of the Disclosure Schedule, the Company and its Subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Act, the Exchange Act, Sarbanes-Oxley, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules and  regulations of the Nasdaq and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee of the Board of Directors (the “Audit Committee”) in accordance with the rules and regulations of the Nasdaq. The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company or any Subsidiary does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a material adverse effect on the Condition of the Company or any Subsidiary.

Section 3.26                                          Solvency. The Company or any Subsidiary has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

Section 3.27                                          Government Contracts and Government Bids.

(a)                                  Except as set forth on Section 3.27 of the Disclosure Schedule, since September 1, 2001, the Company and the Subsidiaries has been legally and validly awarded each of the Government Contracts. Neither the Company nor any of its Subsidiaries is subject to any financing arrangement or assignment of proceeds or claims with respect to the performance of any Government Contract. Neither the Company nor any of its Subsidiaries is a party to any Government Contract which requires the Company or any of its Subsidiaries to obtain or maintain a security clearance with any Governmental Authority. Section 3.27 of the Disclosure Schedule identifies (i) each fixed price Government  Contract which involves prospective payments or expenditures by the Company or its Subsidiaries of more than $250,000, and (ii) each Government  Contract that is material to the Condition of the Company other than those filed as an exhibit to or described in the SEC Documents.

(b)                                 Neither the Company nor any of its Subsidiaries has received and no basis exists for any of the following with respect to any of their Government Contracts: (i) a Termination For Default, (ii) a Termination for Convenience, (iii) a cure or show cause notice, (iv) a no cost termination, (v) the rescission or cancellation of any contract, (vi) a Stop-Work or Suspension of Work Order; (vii) the assessment of damages against the Company or its Subsidiaries, (viii) any price reductions against the Company or its Subsidiaries for defective cost or pricing data or, for any GSA Schedule Contract, for incorrect cost or pricing information or data or (ix) a claim for recoupment or setoff of payments previously made to the Company or its Subsidiaries.

(c)                                  All facts set forth by the Company or its Subsidiaries in any certification, representation or disclosure, and all test and inspection results, submitted by the Company or its Subsidiaries with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission and the Company and its Subsidiaries has complied with such certifications, representations, disclosures, tests and inspections.

Section 3.28                                          Export Controls. Except as set forth in Section 3.28 of the Disclosure Schedule, the Company and each Subsidiary has been and is in compliance in all material respects with all United States or foreign import and export laws and regulations (including without limitation those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199, State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130 and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599). Except as set forth in Section 3.28 of the Disclosure Schedule, neither the Company nor any Subsidiary has, within the last five years, violated in any material respect any United States or foreign import or export laws, been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by a Governmental Authority or made a voluntary disclosure with respect to violations of such laws. Section 3.28 of the Disclosure Schedule sets forth all valid and pending export control licenses, agreements and/or approvals required to be amended, assumed or transferred as a result of, or in connection with, the transactions contemplated hereby.

Section 3.29                                          Foreign Corrupt Practices Act. The Company, the Subsidiaries and, to the Knowledge of the Company, their employees are in compliance with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.

Section 3.30                                          Outstanding Obligations. As of, and including, the Effective Date, under the Existing Notes, the outstanding principal balance is $7,558,654 and the outstanding interest due under the Existing Notes is $158,915. Interest on the Existing Notes currently accrues at an annual rate of 8.8269%. The interest payment due to the holders of the Existing Notes on October 31, 2007 equals $181,155; the principal payment due to the holders of the Existing Notes on November 1, 2007 equals $472,115.

Section 3.31                                          Full Disclosure. The statements by the Company contained in this Agreement, the exhibits to this Agreement, the certificates and documents required to be delivered by the Company and its Subsidiaries to the Purchasers under this Agreement and in the information delivered to the Purchasers and its representatives, taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Agreement and any other Transaction Documents not materially misleading in light of the circumstances under which such statements were made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as of the date hereof and as of each Closing Date as follows:

Section 4.1                                                Existence and Power. Such Purchaser (a) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

Section 4.2                                                Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

Section 4.3                                                Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

Section 4.4                                                Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 4.5                                                Restricted Securities. Such Purchaser understands that the Notes to be issued to the Purchasers pursuant to this Agreement will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein.

Section 4.6                                                Accredited Investor. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

Section 4.7                                                Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

ARTICLE V
COVENANTS

While any Obligations are outstanding, without the prior written consent of the holders of a majority in aggregate principal amount of the outstanding Notes:

Section 5.1                                                Access. To the extent permitted by Law and not in contravention of the rights of third parties, the Company shall permit representatives of the Purchasers reasonable access to examine the corporate books and make copies or extracts from such corporate books and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers and employees of the Company upon request, all during regular business hours, as often as the Purchasers may reasonably request; provided, however, that the Purchasers or their representatives, as the case may be, shall hold all information so received in strict confidence, shall not trade in the Common Shares while in possession of material non-public information, and shall use such information only for the purpose of enforcement of this Agreement or the Transaction Documents and for the valuation of its investment in the Company.

Section 5.2                                                Tax Law Compliance. The Company shall pay all transfer, excise, withholding and similar Taxes (not including income or franchise Taxes) that it is obligated by applicable Law to so pay in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Notes. The Company shall not be responsible for any Taxes in connection with the transfer by the Purchasers of any Notes or any other Taxes which it is not obligated by applicable Law to pay in its capacity as borrower.

Section 5.3                                                Security Agreement, Pledge Agreement and Guaranty. Upon the funding of the Tranche 2 Notes, the Company and each domestic Subsidiary shall grant to the Collateral Agent, for the benefit of the Purchasers, a perfected lien on and security interest in, subject to Permitted Liens, all of its assets and properties, whether now or hereafter existing, owned or acquired, all in accordance with the terms of the Security Agreement and Pledge Agreement, as applicable. The Company shall assist the Collateral Agent with any and all filings necessary or appropriate and reasonably requested by the Collateral Agent for the perfection of the security interests granted under this Agreement. Upon the formation of a new domestic Subsidiary, the Company shall cause such Subsidiary to execute the Guaranty and the Security Agreement.

Section 5.4                                                Stop-Orders. The Company will advise the Purchasers promptly after it receives any notice of issuance by the SEC, any state securities commission or any other regulatory authority of any cease trade order, stop order or of any Order preventing or suspending any offering of or trading in any securities of the Company, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or the initiation of any Proceeding for any such purpose.

Section 5.5                                                Listing. The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq, including, without limitation, (i) taking all actions reasonably related to maintaining Nasdaq listing standards, and (ii) refraining from taking actions reasonably expected to cause the Company to not meet Nasdaq listing standards. The Company shall provide the Purchasers copies of all correspondence between the Company and the Nasdaq promptly upon receipt thereof. If required by the Nasdaq, the Company shall apply to list the Common Stock on The Nasdaq Global Market promptly (but in no event later than fifteen (15) Business Days) upon becoming eligible to do so.

Section 5.6                                                Market Regulations. The Company shall notify Nasdaq of, and make all necessary filings with federal or state securities regulators in accordance with their requirements in connection with, the transactions contemplated by this Agreement and the other Transaction Documents, and shall take all other necessary action and Proceedings as may be required and permitted by applicable Law, for the legal and valid issuance of the Notes to the Purchasers, and promptly provide copies of all such notices and filings to the Purchasers.

Section 5.7                                                Reporting Requirements. The Company will timely make all filings required to be filed with the SEC or any state securities regulator, including (i) all periodic reports required under the Exchange Act; (ii) definitive proxy statements, (iii) reports on Form 8-K report and (iv) such other reports as the Company may be required to file from time to time pursuant to applicable securities Laws, taking into account any and all extensions granted or permitted by the applicable securities regulator, and refrain from terminating its status as a reporting issuer.

Section 5.8                                                Information.

(a)                                  The Company shall deliver to the Purchasers within thirty (30) days after the last day of each month, a copy of the Financial Statements of the Company for such month and for the fiscal year to date, certified by the chief financial officer or controller of the Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

(b)                                 The Company shall deliver to the Purchasers within ninety (90) days after the close of each fiscal year of the Company, (i) copies of the audited Financial Statements of the Company for such year, audited by nationally recognized independent certified public accountants, and (ii) copies of the unqualified opinions and management letters delivered by such accountants in connection with such Financial Statements.

(c)                                  The Company shall deliver to the Purchasers as soon as possible and in no event later than five (5) Business Days after they are sent, made available or filed, copies of all registration statements and reports filed by the Company with the Securities and Exchange Commission and all reports, proxy statements and financial statements sent or made available by the Company to its shareholders generally.

(d)                                 All material non-public information and data, in whatever form, obtained by the Purchasers in respect of the Company and the subject-matter of this Agreement (the “Confidential Information”) shall be held by the Purchasers in the strictest confidence and shall not be disclosed to any third party; provided, that such Confidential Information may be disclosed if the disclosure (i) is made with the consent of the Company, (ii) is made to an Affiliate (including any general partner, manager, director, officer or employee) of any Purchaser or of any Affiliate, and such Affiliate agrees to be subject to such confidentiality provisions, (iii) is required by Law or by a Governmental Authority, (iv) is in respect of information or data that is in the public domain at the time of the disclosure through no fault of the Purchaser or any party to which it has disclosed the information, (v) is made to the Purchasers’ advisors or representatives, which agree to maintain the confidentiality of the Confidential Information or (vi) is received from a third party not subject to confidentiality obligations with respect to such information. The Purchasers shall use commercially reasonably efforts to cause their Affiliates, employees, members, agents, representatives, advisors and other related parties, to observe the restrictions set forth this Section 5.8(b) as if they were the Purchaser, and the Purchasers shall be responsible to the Company for any breach of the provisions of this Section 5.8(b) by any of such parties.

Section 5.9                                                Insurance. The Company shall and shall cause each Subsidiary to maintain insurance (i) covering, without limitation, fire, theft, burglary, public liability, property damage, product liability and workers’ compensation and (ii) on all property and assets material to the operation of the business, all in amounts customary for the Company’s industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

Section 5.10                                          Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary repairs, renewals, replacements, additions and improvements thereto. The Company will at all times comply in all material respects with each provision of all leases to which it is a party or under which it occupies property.

Section 5.11                                          Notification of Certain Matters. Promptly upon the occurrence thereof, written notice of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to a Closing Date, (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any other Event of Default under the Notes or any other event or circumstance that could reasonably be expected to result in a Material Adverse Effect, or (iv) any holder of an Existing Note electing to convert all or a portion of such Existing Note into shares of Common Stock in accordance with the terms thereof; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 5.11 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

Section 5.12                                          Taxes and Other Indebtedness. The Company and its Subsidiaries shall promptly pay and discharge when due (i) all Taxes prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of the Company or its Subsidiaries and (iii) all other Indebtedness which, if unpaid, could reasonably be expected to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained.

Section 5.13                                          General Business Operations. Each of the Company and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with Law applicable to such Person, the violation of which could reasonably be expected to have a Material Adverse Effect, (iii) maintain its chief executive office and principal place of at the address specified in Section 8.7 unless it shall have given Purchasers thirty (30) days’ prior written notice of its intent to change the location thereof, and (iv) not change its jurisdiction of organization, entity type or any organizational identification number issued by its state of incorporation unless it shall have given Purchasers thirty (30) days’ prior written notice of its intent to make such change.

Section 5.14                                          Observer Rights. As of the Effective Date, each of RockPort and NGP shall be allowed one representative (the “RockPort Observer” and the “NGP Observer,” respectively, and together, the “Observers”) of its choice, to attend all meetings of the Board of Directors and all meetings of committees of the Board of Directors in a nonvoting capacity. In connection therewith, the Company shall provide the Observers with copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such Observers from access to any material or meeting or portion thereof if the Company in good faith believes that such exclusion is necessary to preserve the attorney-client privilege. This right shall expire as to RockPort or NGP at such time that such entity no longer holds any Notes.

Section 5.15                                          Liquidity Covenant. The Company shall maintain at all times cash and Cash Equivalents, measured on a consolidated basis, of at least $1,000,000. The Company shall notify the Purchasers promptly in the event that (i) the Company’s cash and Cash Equivalents, measured on a consolidated basis, falls below $1,000,000 or (ii) the Company reasonably expects its cash and Cash Equivalents, measured on a consolidated basis, to fall below $1,000,000.

Section 5.16                                          Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness other than Permitted Indebtedness.

Section 5.17                                          Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

Section 5.18                                          Asset Dispositions. Neither the Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a “Transfer”) any of its assets or property, whether now owned or hereafter acquired, except Transfers in the ordinary course of its business consisting of (A) the sale of inventory, (B) the non-exclusive licensing of Intellectual Property, or (C) the sale of worn-out or obsolete equipment.

Section 5.19                                          Mergers, Acquisitions, Etc.. Neither the Company nor any of its Subsidiaries shall consolidate or merge with or into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or the assets constituting a division or the capital stock of any other Person. No Subsidiary shall, nor shall the Company permit any Subsidiary to, issue any Equity Securities other than those in existence as of the Effective Date.

Section 5.20                                          Investments. Neither the Company nor any of its Subsidiaries shall make any Investment except for Permitted Investments. Neither the Company nor any of its Subsidiaries shall create, acquire or permit to exist any Subsidiary other than those in existence as of the Effective Date.

Section 5.21                                          Dividends, Redemptions, Etc.. Other than the issuance of Common Stock upon the conversion of outstanding warrants or options and/or the conversion of convertible securities outstanding as of the date of this Agreement or as a payment of principal or interest on the Existing Notes in accordance with the terms thereof, neither Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Million Dollars ($1,000,000)); (iii) return any capital to any holder of its Equity Securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided, however, that any Subsidiary may pay cash dividends to Company and the Company may pay dividends payable solely in Common Stock.

Section 5.22                                          Indebtedness Payments. Neither Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under the Notes or the Existing Notes in accordance with the terms of this Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

Section 5.23                                          Affiliate Transactions. Neither Company nor any of its Subsidiaries shall enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except in the ordinary course of business upon terms at least as favorable to the Company or such Subsidiary as an arms-length transaction with unaffiliated Persons.

Section 5.24                                          Option Agreements. Unless otherwise approved by the holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall not amend any option agreements that are outstanding on the date of this Agreement to provide for the acceleration of vesting or to extend the exercise period during which an option can be exercised following the termination of an optionee’s service provider status.

Section 5.25                                          Search Committee. Promptly following the Effective Date, the Board of Directors shall establish and maintain the existence of a special committee of the Board of Directors with (i) the power to initiate searches for, and to recruit, retain and replace the chief executive officer of the Company and (ii) the ability to retain an executive search firm to manage any search for a chief executive officer initiated by the Search Committee; provided, that such committee in its sole discretion may elect to refer a decision on such matters to the Board of Directors.

Section 5.26                                          Offer to Purchase Notes. In the event that the transactions contemplated by the Offer to Purchase Notes are not consummated on or prior to November 9, 2007 for any reason, the Company shall take all actions necessary to effect the prepayment of the Existing Notes in accordance with Section 12(b) thereof as soon as practicable.

Section 5.27                                          Notice of Prepayment. Promptly following the Effective Date, but in no event greater than two (2) Business Days following the Effective Date, the Company shall deliver the Notice of Prepayment to the holders of the Existing Notes.

Section 5.28                                          Termination of Covenants. Other than as provided for by their terms, the covenants set forth in this Article V shall continue in effect until all Obligations, including the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes are repaid in full.

ARTICLE VI
PREEMPTIVE RIGHTS

Section 6.1                                      Subsequent Offerings. Each Purchaser shall have a right of first refusal to purchase its pro rata share of fifty percent (50%) of all New Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement. Each Purchaser’s pro rata share is based on such Purchaser’s pro rata portion of the aggregate principal amount of the Notes purchased hereunder. Each Purchaser shall be entitled to apportion the right to purchase New Securities among itself and its general partners, limited partners, members and Affiliates in such proportions as it deems appropriate.

Section 6.2                                      Exercise of Rights. If the Company proposes to issue any New Securities, it shall give each Purchaser written notice of its intention, describing the New Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of fifty percent (50%) of the New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

Section 6.3                                      Issuance of New Securities to Other Persons. If not all of the Purchasers elect to purchase their pro rata share of fifty percent (50%) of the New Securities, then the Company shall promptly notify in writing the Purchasers who do so elect and shall offer such Purchasers the right to acquire such unsubscribed shares. Each such Purchaser shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Purchasers fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the New Securities in respect of which the Purchaser’s rights were not exercised, at a price and upon general terms and conditions not more favorable to the purchasers thereof than specified in the Company’s notice to the Purchasers pursuant to Section 6.2 hereof. If the Company has not sold such New Securities within ninety (90) days of the notice provided pursuant to Section 6.2, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

Section 6.4                                      Termination. The preemptive rights provided in this Article VI shall remain in existence until all Obligations hereunder are repaid in full; provided, however, that if the Company does not consummate a bona fide financing transaction involving the issuance and sale of Common Stock or Common Stock Equivalents to the Purchasers prior to the repayment in full of the Obligations hereunder on substantially the terms and conditions set forth in a term sheet dated on or around the date of this Agreement, the preemptive rights provided in this Article VI shall remain in existence until the earlier to occur of November 30, 2009 or the second anniversary of the Tranche 2 Closing Date.

Section 6.5                                      Definition of New Securities. For the purposes of this Article VI, “New Securities” shall mean, whether or not authorized on the date hereof, any Common Stock, Common Stock Equivalent or any other security of the Company or any of its subsidiaries; provided, however, that “New Securities” do not include the following:

(a)                                  any securities that are issued or granted, to officers, directors and employees of, or consultants or advisors to, the Company pursuant to a stock grant, employee restricted stock purchase agreement, option plan or purchase plan or other stock incentive program or otherwise as part of their compensation arrangement, where such issuance and grants are approved by the Board of Directors, or any securities issued in respect of the exercise of any such securities;

(b)                                 any securities issued in connection with any stock split, stock dividend, reclassification, reorganization or similar event by the Company;

(c)                                  any securities issued or to be issued pursuant to an acquisition or merger of another company that is approved by the Board of Directors (not primarily for the purpose of obtaining cash);

(d)                                 any securities issued upon the conversion of convertible securities or upon the exercise or rights, options or warrants, in each case outstanding as of the Closing Date (as defined in the Purchase Agreement), provided that such exercise or conversion occurs in accordance with the terms thereof without amendment or modification;

(e)                                  any securities issued in connection with the payment of principal and/or interest pursuant to the Existing Notes;

(f)                                    securities issued in connection with a bona fide joint venture, strategic partnership or strategic alliance approved by the Board of Directors, the primary purpose of which is not to raise capital; and

(g)                                 any Common Stock or Common Stock Equivalents issued pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter in an aggregate offering amount greater than $20,000,000.

ARTICLE VII
LEGENDS

Section 7.1                                                Legends. Each certificate representing any of the Notes shall bear legends substantially in the following form:

“THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.”

The Company may instruct its transfer agent not to register the transfer of the Notes, unless the conditions specified in the foregoing legend are satisfied.

Section 7.2                                                Removal of Legends. Any legend endorsed on a certificate pursuant to Section 6.1 and the stop transfer instructions with respect to such Notes as it applies to Section 6.1 shall be removed and the Company shall issue a certificate without such legend to the holder of such Notes (i) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or another exemption under the Securities Act or (ii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Notes may be made without Registration.

ARTICLE VIII
INDEMNIFICATION

Section 8.1                                                Indemnity. The Company agrees to indemnify and defend and hold harmless the Purchasers, their Affiliates, successors and assigns and each of their respective officers, directors, members, partners, employees and agents (each, a “Indemnified Party,” and collectively, the “Indemnified Parties”) from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind (“Losses”) that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of any of its representations or warranties, or failure by the Company to perform any of its covenants or agreements, in, or any transactions contemplated by, this Agreement or any other Transaction Document or any certificate or document delivered pursuant to this Agreement or any other Transaction Document, including but not limited to any third party claims arising or resulting in connection therewith, except to the extent such Losses arise out of the gross negligence or willful misconduct of such Indemnified Party. The rights of the Purchasers hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law or under this Agreement or the Transaction Documents.

Section 8.2                                                Procedures. If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 7.1, the procedures set forth below shall be followed.

(a)                                  Notice. The respective Indemnified Party shall give to the Company (the “Indemnifying Party”) written notice of any Claim for which indemnity may be sought under Section 7.1 promptly but in any event within 30 days after the Indemnified Party receives notice thereof, provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (x) the basis for such potential claim and (y) the dollar amount, or an estimated dollar amount, as applicable, of such claim. The Indemnifying Party shall have a period of 30 days within which to respond thereto. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

(b)                                 Defense of Claim. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option and subject to the remainder of this Section 7.2, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any Claim, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within 30 days of receipt of such notice; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party’s reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel (including, as applicable, local counsel), and in that event the reasonable fees and expenses of one such separate counsel shall be paid by the Indemnifying Party plus appropriate local counsel, if applicable, for all Indemnified Parties; and, provided further, that the Indemnifying Party shall not have the right to assume the defense of such Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such Claim. In the event the Indemnifying Party elects (by notice in writing within such 30-day period) to assume the defense of or otherwise control the handling of any such Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party after it provides notice under clause (a) and prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Claim. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such Claim.

(c)                                  Final Authority. The Parties shall cooperate in the defense of any such Claim and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any Claim with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which shall not be unreasonably withheld. In connection with any Claim with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such Claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(d)                                 Claims Between the Indemnifying Party and the Indemnified Party. Any Claim for indemnification under this Agreement which does not result from the assertion of a Claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of 30 days within which to respond thereto.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                                Waivers and Amendments. Unless otherwise provided, any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the holders of a majority in aggregate principal amount of the outstanding Notes.

Section 9.2                                                Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws provisions thereof.

Section 9.3                                                Exclusive Jurisdiction. In the event of any action or Proceeding brought by a Party arising out of or in connection with this Agreement or any other Transaction Document, the Parties consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolutions of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. Each of the Parties hereby submits to personal jurisdiction and waives any objection to venue in the County of New York. Service of process on the Parties in any action arising out of or relating to this Agreement shall be effective if mailed to the Parties in accordance with Section 8.7 of this Agreement.

Section 9.4                                                Jury Waiver. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

Section 9.5                                                Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects of this Agreement and the other Transaction Documents.

Section 9.6                                                Fees and Expenses. At the Tranche 2 Closing, the Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including reasonable attorneys’ and accountants’ fees, incurred by the Purchasers and their representatives in connection with (i) the negotiation and consummation of the transactions contemplated hereunder, including any due diligence or other review conducted prior to the negotiation of this Agreement, up to an aggregate amount of $160,000, (ii) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents or any documentation or agreements in connection therewith requested by the Company (the “Transaction Expenses”) and (iii) in connection with any attempt to enforce any right of the Purchasers against the Company, any Subsidiary, or any Person that may be obligated to the Purchasers by virtue of any of the Transaction Documents.

Section 9.7                                                Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable Parties at the address or facsimile number, as applicable, stated below or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

If to the Company:

SatCon Technology Corporation

27 Drydock Avenue

Boston, MA  02110

Telephone: (617) 897-2400

Facsimile: (617) 897-2401

Attention:  David B. Eisenhaure

with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Telephone: (617) 310-6000

Facsimile: (617) 310-6001

Attention: Jonathan Bell, Esq.

If to the Purchasers, the address set forth opposite such Purchaser’s name on Schedule 1.1 hereto with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Street

Spear Tower, Suite 3300

San Francisco, California 94105-1126

Telephone:  (415) 947-2000

Facsimile:  (415) 947-2099

Attention: Robert G. O’Connor, Esq.

Section 9.8                                                Validity. If any provision of this Agreement or any of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or such Transaction Document shall not in any way be affected or impaired thereby.

Section 9.9                                                Counterparts. This Agreement may be executed in any number of counterparts. Signatures on this Agreement may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement. No Party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

Section 9.10                                          Publicity.

(a)                                  Neither any Purchaser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the Parties may, if required by the SEC, Nasdaq or other regulatory bodies, make such public disclosures with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable; provided, however, that the disclosing Party shall give the other Party prior written notice of such requirement and a copy of the proposed public disclosure, in all cases with sufficient time for such other Parties to seek a protective order or other limit on the proposed public disclosure (unless the disclosing party would suffer penalties or sanctions for failure to immediately disclose such information).

(b)                                 The Parties hereto acknowledge that (i) immediately following the execution of this Agreement, the Company intends to issue a press release announcing the execution of this Agreement and (ii) within four Business Days of the date of this Agreement, the Company intends to file with the SEC a current report on Form 8-K regarding the transactions contemplated hereby, which report will include certain of the Transaction Documents attached as exhibits thereto. The Company hereby agrees that it shall provide the Purchasers with a copy of any such current report on Form 8-K at least two Business Days prior to the intended date of such filing and shall not file such report unless approved in advance by the Purchasers, which approval shall not be unreasonably withheld or delayed.

Section 9.11                                          Succession and Assignment. Except as otherwise expressly provided in this Agreement and subject to the other Transaction Documents and applicable Law, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, permitted transferees, heirs, executors and administrators of the Parties. This Agreement may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that the Purchasers may assign their rights hereunder to an Affiliate of such Purchaser without the prior written consent of the Company, so long as the Purchaser provides prompt written notice to the Company of such assignment.

Section 9.12                                          Further Assurances. Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may require, acting reasonably, from time to time, for the purpose of giving effect to this Agreement and shall take such steps as may be reasonably within its power to implement the full extent of this Agreement.

Section 9.13                                          No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and each other Transaction Document. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each other Transaction Document shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Note Purchase Agreement on the date first written above.

COMPANY:

SATCON TECHNOLOGY CORPORATION

By:	/s/ David B. Eisenhaure
Name: David B. Eisenhaure
Title: President/CEO

PURCHASER:

ROCKPORT CAPITAL PARTNERS II, L.P.

By:	RockPort Capital II, LLC
Its:	General Partner

By:	/s/ David J. Prend
Name: David J. Prend
Title:

PURCHASER:

NGP ENERGY TECHNOLOGY PARTNERS, L.P.

By:	NGP ETP, L.L.C.
Its:	General Partner

By:	/s/ Philip J. Deutch
Name: Philip J. Deutch
Title: Authorized Member

[Signature Page To Note Purchase Agreement]

SCHEDULE 1.1

Schedule of Purchasers

Purchaser	Principal Amount of Tranche 1 Note	Principal Amount of Tranche 2 Note	Wire Instructions for Payments of Principal and Interest
RockPort Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110–1700 Phone: (617) 912-1420 Fax: (617) 912-1449			Citizens Bank 40 Summer Street Boston, MA 02110 Account #: 130-611-4389 ABA # 011-500-120 Account name: Rockport Capital Partners II LP

NGP Energy Technology Partners, L.P. 1700 K Street NW, Suite 750 Washington, D.C. 20006 Phone: (202) 536-3920 Fax: (202) 536-3921

Total:	$750,000	$9,250,000

SCHEDULE I

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, joint venturers and partners; provided, however, that in no case shall a Purchaser be deemed to be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement or the other Transaction Documents. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended and Restated Tranche 1 Note” has the meaning set forth in Section 1.3(a).

“Assets” has the meaning set forth in Section 3.17.

“Board of Directors” has the meaning set forth in Section 2.2(c).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“By-laws” means the By-laws of the Company, and all amendments thereto, in effect on the Closing Date, as the same may be amended from time to time.

“Cash Equivalents” shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Rating Group or Moody’s Investors Service, Inc., (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company and all certificates of amendment and certificates of designation thereto, in effect on the Closing Date, as the same may be amended from time to time.

“Claims” has the meaning set forth in Section 3.5.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral Agent” shall have the meaning given such term in the Security Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Commonly Controlled Entity” means any entity which is under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Intellectual Property” means all Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries.

“Condition of the Company” means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyrights” means any foreign or United States copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to the Purchasers on the date hereof and attached hereto as Schedule  II.

“D&O Policies” has the meaning set forth in Section 3.21.

“Effective Date” means the date that this Agreement is executed by the Parties.

“Environmental Laws” are any Requirement of Law or any agreement with Governmental Authorities which prohibits, regulates or controls any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time.

“Equity Plans” has the meaning set forth in Section 3.16.

“Equity Securities” of any Person shall mean (a) all Common Stock, Preferred Stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Notes” shall mean the indebtedness pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2006, by and among SatCon Technology Corporation and each of the purchasers identified on the signature pages thereto.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and of cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

“Governmental Authority” means the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Bid(s)” means any written quotations, bids or proposals that, if accepted, would bind the Company or its Subsidiaries to perform the resultant Government Contract

“Government Contract(s)” means any prime contract, subcontract, teaming agreement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or other mutually binding legal agreement between the Company and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor of any Governmental Authority; provided that a task order, purchase order or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Guaranty” and “Guaranties” mean the guaranty entered into by each of the Company’s Subsidiaries, substantially in the form of Exhibit D to this Agreement.

“Hazardous Material” means any material, chemical, emission or substance that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or otherwise a danger to health, reproduction or the environment.

“Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

“Indebtedness” means (a) all obligations for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, including Contingent Obligations, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptance issued for the account of the Company, any Subsidiary or any Owned Entity, (c) all capitalized lease obligations, (d) all purchase money indebtedness, (e) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a Lien on property owned or being purchased (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by the Company, any Subsidiary or any Owned Entity or is limited in recourse and (f) all obligations in respect of, and obligations (continent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clauses (a), (b), (c), (d) or (e) above.

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in 8.2.

“Intellectual Property” means Technology and Intellectual Property Rights.

“Intellectual Property Rights” means all of the following and all rights associated with the following, worldwide: (a) Copyrights, (b) Patents, (c) Trademarks, (d) Trade Secret rights and all other rights in or to confidential business or technical information, (e) all rights in Internet Assets, and (f) all proprietary rights that are analogous or similar to any of the foregoing.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any capital stock or other Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales in the ordinary course of such Person’s business.

“IP Licenses” has the meaning set forth in Section 3.19.

“Knowledge” means the knowledge of the directors, officers and other managers of the Company or any Subsidiary after due inquiry.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative statute, regulation, order, rule, ordinance, constitution, principle of common law or treaty.

“Leased Real Property” has the meaning set forth in Section 3.9.

“Lease Agreements” has the meaning set forth in Section 3.9.

“Liabilities” has the meaning set forth in Section 3.18.

“Lien” means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether now or hereafter owned, operated or leased, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“LOI” has the meaning set forth in Section 5.12(c).

“Losses” has the meaning set forth in Section 7.1.

“Material Adverse Effect” means an effect on the business, financial condition, results of operations, prospects, properties or other assets of the Company or the ability of the Company to perform its obligations under this Agreement or any Transaction Document, which effect, either individually or in the aggregate with other such effects is adverse and material.

“Nasdaq” means the Nasdaq Capital Market.

“New Securities” has the meaning set forth in Section 6.5.

“NGP” means NGP Energy Technology Partners, L.P. or its assignees or transferees.

“NGP Observer” has the meaning set forth in Section 5.14.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to the Purchasers and any collateral agent under the Transactions Documents of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement, the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as

amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Observer(s)” has the meaning set forth in Section 5.14.

“Offer to Sell Notes” means that certain Offer to Sell Notes, dated as of October __, 2007, by and among the Company and the holders of the Existing Notes.

“Options” has the meaning set forth in Section 3.7(a).

“Order” has the meaning set forth in Section 3.2.

“Owned Entity” means any corporation, partnership or other similar entity that the Company owns an interest of more than 25% but not more than 50% of the voting securities or voting interests therein.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Patents” means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions, reissues or interferences thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permit” has the meaning set forth in Section 3.6.

“Permitted Indebtedness” shall mean and include:

(a)                        Indebtedness of the Company to Purchasers;

(b)                       Indebtedness existing on the date hereof and set forth and identified as “Permitted Indebtedness” on Section 3.18 of the Disclosure Schedule;

(c)                        Indebtedness of the Company in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding secured by Liens permitted under clause (g) of the definition of Permitted Liens;

(d)                       Indebtedness of the Company to any Subsidiary and Indebtedness of any Subsidiary to the Company in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year;

(e)                        Indebtedness arising from the endorsement of negotiable instruments in the ordinary course of business; and

(f)                          Other Indebtedness of the Company and its Subsidiaries not exceeding One Million Dollars ($1,000,000) in the aggregate at any time outstanding.

“Permitted Investments” shall mean and include:

(a)                        Investments existing on the date hereof set forth on the Disclosure Schedule;

(b)                       Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c)                        Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

(d)                       Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e)                        Investments consisting of deposit accounts or securities accounts in which the Purchasers have perfected its security interest by obtaining a control agreement;

(e)                        Investments by any Subsidiary in or to the Company and Investments by Investments by the Company in or to any Subsidiary in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year; and

(f)                          Other Investments aggregating not in excess of One Million Dollars ($1,000,000) at any time.

“Permitted Liens” shall mean and include:

(a)                        Liens in favor of the Purchasers.

(b)                       Liens existing on the date hereof and set forth and identified as “Permitted Liens” on Section 3.18 of the Disclosure Schedule;

(c)                        Liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Purchasers for the eventual payment thereof if subsequently found payable;

(d)                       Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of the Purchasers for the eventual payment thereof if subsequently found payable;

(e)                        Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(f)                          Liens arising out of a judgment or award in circumstances not constituting an Event of Default under Section 4(e) of the Tranche 1 Note and under Section 5(e) of the Tranche 2 Notes and Amended and Restated Tranche 1 Note;

(g)                       Liens upon any equipment acquired by the Company or its Subsidiaries after the date hereof to secure (i) the purchase price of such equipment or Indebtedness incurred solely to finance the purchase price of such equipment or (ii) capital lease obligations, so long as, in each case, such Liens extend only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and

(h)                       Easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property;

(i)                           Liens on insurance proceeds in favor of insurance companies to secure the financing of insurance premiums; and

(j)                           Liens which constitute rights of setoff of a customary nature or bankers’ Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business not relating to a financing transaction.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means each “employee benefit plan” within the meaning of section 3(3) of ERISA and all other plans, arrangements, policies, programs, agreements or other commitments providing for retirement, employee benefits, compensation, incentive compensation or fringe benefits, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or could have any direct or indirect, actual or contingent liability.

“Pledge Agreement” means that certain pledge agreement among the Company and the Purchasers, substantially in the form of Exhibit F to this Agreement.

“Publicly Available Software” has the meaning set forth on Section 3.19(n).

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Requirement of Law” means, as to any Person, any law (including common law), statute, treaty, rule, regulation, code, directive, ordinance, order, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Retiree Welfare Plan” means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980B of the Code, commonly referred to as “COBRA”).

“RockPort” means RockPort Capital Partners II, L.P. or its assignees or transferees.

“RockPort Observer” has the meaning set forth in Section 5.14.

“RoHS Directive” has the meaning set forth in Section 3.22.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SEC Documents” has the meaning set forth in Section 3.10(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Guaranty, any UCC-1 financing statements, mortgages, deposit control agreements and such other documents necessary or appropriate for the perfection of the security interests granted by this Agreement or any other Transaction Document and by the Subsidiaries as may be reasonably requested by the Purchasers.

“Security Agreement” means that certain security and pledge agreement among the Company, the Company’s Subsidiaries and the Purchasers, substantially in the form of Exhibit E to this Agreement.

“Shrink-Wrap Code” means generally commercially available binary code where available for an aggregate cost of not more than U.S. $20,000.

“Source Code” has the meaning set forth in Section 3.19(o).

“Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

“Stock Option Plans” means, collectively, the Company’s 1992 Stock Option Plan, 1994 Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, 2002 Stock Incentive Plan and 2005 Incentive Compensation Plan.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting Equity Securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

“Tax Return” has the meaning set forth in Section 3.11.

“Technology” means all tangible embodiments of technology, including without limitation the following items or things, in any format: (a) works of authorship including computer programs, whether in source code or in executable code form, architecture and documentation, (b) inventions (whether or not patentable), discoveries and improvements, (c) proprietary and confidential information, Trade Secrets and know how, (d) databases, data compilations and collections and technical data, (e)  methods and processes, and (f) devices, prototypes, designs and schematics.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, all registrations and applications for registration thereof and all goodwill related thereto.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (an “Eligible Market”), or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

“Tranche 1 Closing” has the meaning set forth in Section 1.2(a).

“Tranche 2 Closing” has the meaning set forth in Section 1.4(a).

“Tranche 1 Closing Date” has the meaning set forth in Section 1.2(a).

“Tranche 2 Closing Date” has the meaning set forth in Section 1.4(a).

“Tranche 1 Note” has the meaning set forth in Section 1.1(a).

“Tranche 2 Note” has the meaning set forth in Section 1.3(a).

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Guaranties, and any other instrument or agreement at any time delivered in connection with the foregoing or to secure the Obligations.

“Transaction Expenses” has the meaning set forth in Section 9.6.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as the same may be amended from time to time.

“WEEE Directive” has the meaning set forth in Section 3.22.

SCHEDULE II

Disclosure Schedule

EXHIBIT A

Form of Tranche 1 Note

THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

SATCON TECHNOLOGY CORPORATION

TRANCHE 1 NOTE

$[ ](the “Principal Amount”)	[Date]
[Boston, Massachusetts]

FOR VALUE RECEIVED, SATCON TECHNOLOGY CORPORATION, a corporation incorporated under the laws of the State of Delaware (the “Company”), promises to pay to the order of                                  , or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to seventeen percent (17.0%) per annum, and computed on the basis of a year consisting of 360 days in accordance with the terms set forth in Section 2 of this promissory note (this “Note”).

This Note is a “Tranche 1 Note” issued pursuant to the Note Purchase Agreement (the “Purchase Agreement”) dated as of October 19, 2007 by and among the Company and the purchasers party thereto. This Note shall be subordinated to the Existing Notes in right of payment.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.                                       Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a)          “Change of Control” means the occurrence of any of the following:

(i)             Any “person” (as such term is used in subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) or group of persons, on or after the Effective Date, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of, or acquire(s) by contract or otherwise, or enter(s) into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or

(ii)                                            during any period of up to 12 consecutive months individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or

(iii)                                         any Subsidiary of the Company shall cease to be a wholly-owned Subsidiary of the Company.

(b)         “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq.

(c)          “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d)         “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(e)          “Default Interest Rate” means the lesser of 5% above the otherwise applicable rate or the maximum rate allowed by applicable Law.

(f)            “Maturity Date” means February 19, 2008.

(g)         “Trading Day” means any day on which Nasdaq is open for trading.

2.                                       Interest.

(a)          All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). Interest on this Note shall be payable (and if not paid when due, shall be compounded) on the Maturity Date and shall be payable in lawful money of the United States of America.

(b)         Interest shall be calculated based on the weighted average principal outstanding for such period.

(c)          In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

3.                                       Prepayment. This Note may not be prepaid without the written consent of the Purchaser.

4.                                       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note;

(b)         Breaches of Covenants. The Company or any Subsidiary (i) shall fail to observe or perform any covenant contained in Section 5.5 (insofar as it requires the Company to maintain its listing on Nasdaq), Section 5.13 (insofar as it requires the Company or such Subsidiary to maintain its existence) or Sections 5.15 through 5.23 of the Purchase Agreement or (ii) shall fail to observe or to perform any other covenant, agreement or obligation contained in the Purchase Agreement or any Transaction Document and the Company or such Subsidiary shall fail to cure such default for a period of twenty (20) days;

(c)          Breaches of Representations and Warranties. Any representation or warranty made by the Company or any Subsidiary in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made;

(d)         Cross-Default. The Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (other than any Transaction Document), whether such indebtedness now exists or shall hereafter be created, which default results in a right by the holder of indebtedness of at least One Million Dollars ($1,000,000) to cause such indebtedness to come due prior to the date on which it would otherwise become due and payable;

(e)          Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against the Company or any of its Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f)            Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

(g)         Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement.

5.                                       Rights of Holder upon Default.

(a)          Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(f) or 4(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Notes may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(f) or 4(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b)         Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 5, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

6.                                       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Notes.

7.                                       Transfer of this Note or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

8.                                       Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 9 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 10, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

9.                                       Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

10.                                 Interaction with other Notes. The Company and the Holder agree that all Tranche 1 Notes shall rank pari passu notwithstanding date of issue. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Tranche 1 Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Tranche 1 Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Tranche 1 Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

11.                                 Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

12.                                 Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

13.                                 Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

SIGNATURE PAGE FOR PROMISSORY NOTE

EXHIBIT B

Form of Tranche 2 Note

THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

SATCON TECHNOLOGY CORPORATION

TRANCHE 2 NOTE

$[ ](the “Principal Amount”)	[Date]
[Boston, Massachusetts]

FOR VALUE RECEIVED, SATCON TECHNOLOGY CORPORATION, a corporation incorporated under the laws of the State of Delaware (the “Company”), promises to pay to the order of                         , or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to seventeen percent (17.0%) per annum, and computed on the basis of a year consisting of 360 days in accordance with the terms set forth in Section 2 of this promissory note (this “Note”).

This Note is a “Tranche 2 Note” issued pursuant to the Note Purchase Agreement (the “Purchase Agreement”) dated as of October 19, 2007 by and among the Company and the purchasers party thereto. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.                                       Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a)          “Change of Control” means the occurrence of any of the following:

(i)             Any “person” (as such term is used in subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) or group of persons, on or after the Effective Date, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of, or acquire(s) by contract or otherwise, or enter(s) into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or

(ii)                                            during any period of up to 12 consecutive months individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or

(iii)                                         any Subsidiary of the Company shall cease to be a wholly-owned Subsidiary of the Company.

(b)         “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq.

(c)          “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d)         “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(e)          “Default Interest Rate” means the lesser of 5% above the otherwise applicable rate or the maximum rate allowed by applicable Law.

(f)            “Maturity Date” means February 19, 2008.

(g)         “Trading Day” means any day on which Nasdaq is open for trading.

2.                                       Interest.

(a)          All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). Interest on this Note shall be payable (and if not paid when due, shall be compounded) on the Maturity Date and shall be payable in lawful money of the United States of America.

(b)         Interest shall be calculated based on the weighted average principal outstanding for such period.

(c)          In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

3.                                       Prepayment. This Note may not be prepaid without the written consent of the Purchaser.

4.                                       Secured Obligations; Collateral. In order to secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company and the Company’s domestic Subsidiaries have delivered to the Holder, the Security Agreement, pursuant to which the Company and the Company’s domestic Subsidiaries have granted to the Holder as security and collateral for the payment and performance of the Obligations, a security interest in all of the property and assets of the Company and the Company’s domestic Subsidiaries, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement. The Company’s Subsidiaries have also entered into and delivered to the Holder, as further protection, the Guaranties. The security interest granted by the Company and the Company’s domestic Subsidiaries under the Security Agreement, securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of each of the Company and its Subsidiaries.

5.                                       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note;

(b)         Breaches of Covenants. The Company or any Subsidiary (i) shall fail to observe or perform any covenant contained in Section 5.5 (insofar as it requires the Company to maintain its listing on Nasdaq), Section 5.13 (insofar as it requires the Company or such Subsidiary to maintain its existence) or Sections 5.15 through 5.23 of the Purchase Agreement or (ii) shall fail to observe or to perform any other covenant, agreement or obligation contained in the Purchase Agreement or any Transaction Document and the Company or such Subsidiary shall fail to cure such default for a period of twenty (20) days;

(c)          Breaches of Representations and Warranties. Any representation or warranty made by the Company or any Subsidiary in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made;

(d)         Cross-Default. The Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (other than any Transaction Document), whether such indebtedness now exists or shall hereafter be created, which default results in a right by the holder of indebtedness of at least One Million Dollars ($1,000,000) to cause such indebtedness to come due prior to the date on which it would otherwise become due and payable;

(e)          Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against the Company or any of its Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f)            Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

(g)         Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement.

6.                                       Rights of Holder upon Default.

(a)          Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 5(f) or 5(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Notes may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(f) or 5(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b)         Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 6, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

7.                                       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Notes.

8.                                       Transfer of this Note or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9.                                       Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 9 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 10, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

10.                                 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

11.                                 Interaction with other Notes. The Company and the Holder agree that all Notes secured by the Security Agreement (the “Secured Notes”) shall rank pari passu notwithstanding date of issue. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Secured Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Secured Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Secured Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

12.                                 Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.                                 Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

14.                                 Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO

WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

EXHIBIT C

Form of Amended and Restated Tranche 1 Note

THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

SATCON TECHNOLOGY CORPORATION

AMENDED AND RESTATED TRANCHE 1 NOTE

$[ ](the “Principal Amount”)	[Date]
[Boston, Massachusetts]

FOR VALUE RECEIVED, SATCON TECHNOLOGY CORPORATION, a corporation incorporated under the laws of the State of Delaware (the “Company”), promises to pay to the order of                                   , or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon from the date of the Original Note (as defined below) at a rate equal to seventeen percent (17.0%) per annum, and computed on the basis of a year consisting of 360 days in accordance with the terms set forth in Section 2 of this promissory note (this “Note”).

This Note amends, re-evidences, restates and supersedes in full, but does not in any way satisfy or discharge, the outstanding indebtedness owed under that certain Tranche 1 Note dated as of October [         ], 2007 in an original principal amount equal to the principal amount set forth above, made by Company in favor of Holder (the “Original Note”), and is an “Amended and Restated Tranche 1 Note” issued pursuant to the Note Purchase Agreement (the “Purchase Agreement”) dated as of October 19, 2007 by and among the Company and the purchasers party thereto. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.                                       Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a)          “Change of Control” means the occurrence of any of the following:

(i)                                               Any “person” (as such term is used in subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) or group of persons, on or after the Effective Date, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of, or acquire(s) by contract or otherwise, or enter(s) into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or

(ii)                                            during any period of up to 12 consecutive months individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or

(iii)                                         any Subsidiary of the Company shall cease to be a wholly-owned Subsidiary of the Company.

(b)         “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq.

(c)          “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d)         “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(e)          “Default Interest Rate” means the lesser of 5% above the otherwise applicable rate or the maximum rate allowed by applicable Law.

(f)            “Maturity Date” means February 19, 2008.

(g)         “Trading Day” means any day on which Nasdaq is open for trading.

2.                                       Interest.

(a)          All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). Interest on this Note shall be payable (and if not paid when due, shall be compounded) on the Maturity Date and shall be payable in lawful money of the United States of America.

(b)         Interest shall be calculated based on the weighted average principal outstanding for such period.

(c)          In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

3.                                       Prepayment. This Note may not be prepaid without the written consent of the Purchaser.

4.                                       Secured Obligations; Collateral. In order to secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company and the Company’s Subsidiaries have delivered to the Holder, the Security Agreement, pursuant to which the Company and the Company’s domestic Subsidiaries have granted to the Holder as security and collateral for the payment and performance of the Obligations, a security interest in all of the property and assets of the Company and the Company’s domestic Subsidiaries, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement. The Company’s Subsidiaries have also entered into and delivered to the Holder, as further protection, the Guaranties. The security interest granted by the Company and the Company’s Subsidiaries under the Security Agreement, securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of each of the Company and its Subsidiaries.

5.                                       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note;

(b)         Breaches of Covenants. The Company or any Subsidiary (i) shall fail to observe or perform any covenant contained in Section 5.5 (insofar as it requires the Company to maintain its listing on Nasdaq), Section 5.13 (insofar as it requires the Company or such Subsidiary to maintain its existence) or Sections 5.15 through 5.23 of the Purchase Agreement or (ii) shall fail to observe or to perform any other covenant, agreement or obligation contained in the Purchase Agreement or any Transaction Document and the Company or such Subsidiary shall fail to cure such default for a period of twenty (20) days;

(c)          Breaches of Representations and Warranties. Any representation or warranty made by the Company or any Subsidiary in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made;

(d)         Cross-Default. The Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (other than any Transaction Document), whether such indebtedness now exists or shall hereafter be created, which default results in a right by the holder of indebtedness of at least One Million Dollars ($1,000,000) to cause such indebtedness to come due prior to the date on which it would otherwise become due and payable;

(e)          Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against the Company or any of its Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f)            Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

(g)         Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement.

6.                                       Rights of Holder upon Default.

(a)          Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 5(f) or 5(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Notes may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5(f) or 5(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b)         Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 6, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

7.                                       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Notes.

8.                                       Transfer of this Note or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9.                                       Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 9 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 10, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

10.                                 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

11.                                 Interaction with other Notes. The Company and the Holder agree that all Notes secured by the Security Agreement (the “Secured Notes”) shall rank pari passu notwithstanding date of issue. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Secured Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Secured Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Secured Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

12.                                 Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.                                 Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

14.                                 Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW

YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

EXHIBIT D

Form of Guaranty

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of October      , 2007, is executed by each of the undersigned (each such entity to be referred to herein as a “Guarantor”), in favor of RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. (collectively, the “Purchasers”).

RECITALS

A.                                   Pursuant to a Note Purchase Agreement, dated as of October      , 2007 (as amended from time to time, the “Purchase Agreement”), among SatCon Technology Corporation (the “Company”) and the Purchasers, the Purchasers have agreed to purchase promissory notes (the “Notes”) from the Company upon the terms and subject to the conditions set forth therein.

B.                                     The Purchasers’ obligations to purchase the Notes under the Purchase Agreement is subject, among other conditions, to receipt by the Purchasers of this Guaranty duly executed by each of the undersigned Guarantors.

C.                                     Each of the undersigned Guarantors is a Subsidiary of Company and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor and the Purchasers hereby agree as follows:

1.                                      Definitions and Interpretation.

(a)                                  Definition. When used in this Guaranty, the following terms shall have the following respective meanings:

“Adjusted Maximum Guaranty Amount” shall mean, with respect to any Guarantor, the maximum liability of such Guarantor under this Guaranty, limited to the extent provided in Section 2(d) hereof (except that, for purposes of calculating the Adjusted Maximum Guaranty Amount of a Guarantor only, any assets or liabilities of such Guarantor arising under Section 6 hereof shall be ignored).

“Aggregate Guaranty Payments” shall mean, with respect to any Guarantor at any time, the aggregate net amount of all payments made by such Guarantor under this Guaranty (including, without limitation, under Section 6 hereof) at or prior to such time.

“Disallowed Post-Commencement Interest and Expenses” shall mean interest computed at the rate provided in the Notes and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Transaction Documents accruing or claimed at any time after the commencement of any Insolvency

Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against the Company in such Insolvency Proceeding.

“Fair Share” shall mean, with respect to any Guarantor at any time, an amount equal to (i) a fraction, the numerator of which is the Adjusted Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Adjusted Maximum Guaranty Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid by all Funding Guarantors under this Guaranty at or prior to such time.

“Fair Share Shortfall” shall mean, with respect to any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.

“Funding Guarantor” shall have the meaning given to that term in Section 6 hereof.

“Guaranteed Obligations” shall mean the Obligations.

“Guarantor” shall have the meaning given to that term in the introductory paragraph hereof.

“Insolvency Proceeding” shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to any Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

“Investor” shall have the meaning given to that term in the introductory paragraph hereof.

“Purchase Agreement” shall have the meaning given to that term in Recital A hereof

“Subordinated Obligations” shall have the meaning given to that term in Section 4 hereof.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Purchase Agreement shall have the respective meanings given to those terms in the Purchase Agreement.

(b)                                 Other Interpretive Provisions. The rules of construction set forth in the Purchase Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Each Guarantor acknowledges receipt of copies of the Purchase Agreement and the other Transaction Documents.

2.                                      Guaranty.

(a)                                  Payment Guaranty. Each Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to the Company is commenced, each Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Purchasers, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Transaction Documents, whether or not such obligations are then due and payable by the Company and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Guaranty is a guaranty of payment and not of collection.

(b)                                 Continuing Guaranty. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from the Purchasers, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

(c)                                  Independent Obligation. The liability of each Guarantor hereunder is independent of the Guaranteed Obligations and of the obligations of each other Guarantor hereunder, and a separate action or actions may be brought and prosecuted against each Guarantor irrespective of whether action is brought against the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations or whether the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

(d)                                 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

(e)                                  Termination. Notwithstanding any termination of this Guaranty, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by the Purchasers after receipt.

3.                                      Authorizations, Waivers, Etc.

(a)                                  Authorizations. Each Guarantor authorizes the Purchasers, in their discretion, without notice to such Guarantor, irrespective of any change in the financial condition of the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to:

(i)                                     Create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Transaction Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

(ii)                                  Take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

(iii)                               Otherwise exercise any right or remedy they may have against the Company, such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

(iv)                              Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

(v)                                 Assign the Guaranteed Obligations, this Guaranty or the other Transaction Documents in whole or in part to the extent provided in the Loan Agreement and the other Transaction Documents.

(b)                                 Waivers. Each Guarantor hereby waives:

(i)                                     Any right to require the Purchasers to (A) proceed against the Company, any other Guarantor or any other guarantor of the Guaranteed Obligations, (B) proceed against or exhaust any security received from the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshal the assets of the Company, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in the Purchasers’ power whatsoever;

(ii)                                  Any defense arising by reason of the application by the Company of the proceeds of the sale of Notes;

(iii)                               Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by the Purchasers to foreclose upon security by nonjudicial sale, or otherwise;

(iv)                              Any setoff or counterclaim of the Company or any defense which results from any disability or other defense of the Company or the cessation or stay of enforcement from any cause whatsoever of the liability of the Company (including, without limitation, the lack of validity or enforceability of any of the Transaction Documents);

(v)                                 Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

(vi)                              Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which the Purchasers or any other Person now has or may hereafter have against the Company on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by the Purchasers or any other Person on account of the Guaranteed Obligations;

(vii)                           All presentments, demands for performance, notices of nonperformance, notices delivered under the Transaction Documents, protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

(viii)                        The benefit of any statute of limitations to the extent permitted by law;

(ix)                                Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

(x)                                   Any right to be informed by the Purchasers of the financial condition of the Company, any other Guarantor or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

(xi)                                Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Guaranty;

(xii)                             Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations;

(xiii)                          Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code; and

(xiv)                         Any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

(c)                                  Financial Condition of the Company, Etc. Each Guarantor is fully aware of the financial condition and affairs of the Company. Each Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning the Company furnished to such Guarantor by the Purchasers and has, independently and without reliance on the Purchasers and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Company and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of the Company and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon the Purchasers, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

4.                                      Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and obligations owed to such Guarantor by the Company or any Subsidiary of the Company (the “Subordinated Obligations”) to the Guaranteed Obligations as provided in this Section 4.

(a)                                  Prohibited Payments, Etc. Until the occurrence of a Default or an Event of Default or any default by any Guarantor hereunder, each Guarantor and its Subsidiaries may receive regularly scheduled payments from the Company on account of Subordinated Obligations. After the occurrence and during the continuance of any Default or Event of Default or any default by any Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to the Company, however, unless the Purchasers otherwise request, no Guarantor shall, nor shall it permit any of its Subsidiaries to, demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)                                 Prior Payment of Guaranteed Obligation. In any Insolvency Proceeding relating to the Company, each Guarantor agrees that the Purchasers shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) before such Guarantor or any of its Subsidiaries receives payment of any Subordinated Obligations.

(c)                                  Turn-Over. After the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to the Company), each Guarantor and its Subsidiaries shall, if the Purchasers so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Purchasers and deliver such payments to the Purchasers on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)                                 Investor Authorization. After the occurrence and during the continuance of any Default or Event of Default or any default by a Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to the Company, the Purchasers are authorized and empowered (but without any obligation to so do), in their discretion, (i) in the name of each Guarantor and its Subsidiaries, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Purchasers for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

5.                                      General Pledge; Setoff.

(a)                                  Pledge. In addition to all liens upon and rights of setoff against the property of any Guarantor given to the Purchasers by law or separate agreement to secure the liabilities of any Guarantor hereunder, to the extent permitted by law, each Guarantor hereby grants to the Purchasers, as security for such Guarantor’s obligations hereunder, a security interest in all monies, securities and other property of such Guarantor now or hereafter in the possession of the Purchasers; and the Purchasers shall have all rights and remedies of a secured party with respect to such property.

(b)                                 Setoff. In addition to any rights and remedies of the Purchasers provided by law, each Investor shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against the Guaranteed Obligations any amount owing from such Investor to such Guarantor.

(c)                                  Nonwaiver. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Purchasers or by any failure to exercise such right of setoff or to enforce such security interest, or by any delay in so doing; and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by the Purchasers.

6.                                      Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Guaranty. Accordingly, if any payment is made by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor’s Fair Share Shortfall, so that all such contributions shall cause each Guarantor’s Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 6 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty or the amount of the Guaranteed Obligations.

7.                                      Miscellaneous.

(a)                                  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Guarantor or the Purchasers under this Guaranty or the other Transaction Documents to which a Guarantor is a party shall be in writing and fixed, mailed or delivered, if to a Guarantor or the Purchasers, at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by overnight service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

Guarantors:
c/o SatCon Technology Corporation

Attention:
Facsimile:
Telephone:

Purchasers:	RockPort Capital Partners II, L.P.

Attention:
Telephone:
Facsimile:

NGP Energy Technology Partners, L.P.

Attention:
Telephone:
Facsimile:

(b)                                 Payments. Each Guarantor shall make all payments required hereunder to each Investor, or its order, at each Investor’s office located at the address set forth in Section 7(a) hereof, or at such other office as such Investor may designate, on demand, in U.S. dollars. If any amounts required to be paid by a Guarantor under this Guaranty are not paid when due, such Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

(c)                                  Expenses. Each Guarantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Purchasers in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Guaranty and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Purchasers in connection with the enforcement or attempted enforcement of this Guaranty or any of the Guaranteed Obligations or in preserving any of the Purchasers’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving such Guarantor, any other Guarantor, the Company or any of their Affiliates).

(d)                                 Waivers, Amendments. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Guarantor and each Investor. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on the Purchasers’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(e)                                  Assignment. This Guaranty shall be binding upon and inure to the benefit of the Purchasers, the Guarantors and their respective successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations under this Guaranty without the prior written consent of the Purchasers. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

(f)                                    Cumulative Rights, etc. The rights, powers and remedies of the Purchasers under this Guaranty shall be in addition to all rights, powers and remedies given to the Purchasers by virtue of any applicable law, rule or regulation of any Governmental Authority, the Loan Agreement, any other Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Purchasers’ rights hereunder. Each Guarantor waives any right to require the Purchasers to proceed against any Person or to exhaust any Collateral or to pursue any remedy in the Purchasers’ power.

(g)                                 Payments Free of Taxes, Etc. All payments made by each Guarantor under this Guaranty shall be made by each Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, each Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to the Purchasers, hereunder, the amounts so payable to the Purchasers shall be increased to the extent necessary to yield to the Purchasers (after payment of all such amounts) any such amounts payable hereunder in the amounts, specified in this Guaranty. Upon request by the Purchasers, each Guarantor shall furnish evidence satisfactory to the Purchasers that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)                                 Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)                                     Joint and Several Obligation. The obligations of the Guarantors under this Guaranty are joint and several obligations of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations, without regard to whether enforcement is sought or available against any other Guarantor.

(j)                                     Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York (without reference to its choice of laws provisions).

(k)                                  Jury Trial. EACH GUARANTOR AND THE PURCHASERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

(l)                                     Limitation of Liability. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE PURCHASERS OR THE MEMBERS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OF THE PURCHASERS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the day and year first above written.

SATCON POWER SYSTEMS, INC.

By:
Name:
Title:

SATCON APPLIED TECHNOLOGY, INC.

By:
Name:
Title:

SATCON ELECTRONICS, INC.

By:
Name:
Title:

EXHIBIT E

Form of Security Agreement

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of October [     ], 2007, is executed by SatCon Technology Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), SatCon Power Systems, Inc., a Delaware corporation (“SPS”), SatCon Applied Technology, Inc., a Delaware corporation (“SAT”), and SatCon Electronics, Inc., a Delaware corporation (“SE,” and together with SPS and SAT, the “Subsidiaries”) in favor of Collateral Agent (as herein defined) on behalf of the Purchasers listed on the signature pages hereof, and the Purchasers. The Company and the Subsidiaries are each referred to herein as a “Debtor.”

RECITALS

A.                                   Company and the Purchasers have entered into a Note Purchase Agreement, dated as [           ], 2007 (the “Purchase Agreement”), pursuant to which the Company has issued Notes, as defined therein, and as the same may be amended, modified or otherwise supplemented from time to time, in an aggregate principal amount of $10,000,000 in favor of the Purchasers.

B.                                     In order to induce each Purchaser to extend the credit evidenced by the Amended and Restated Tranche 1 Notes and the Tranche 2 Notes (as such terms are defined in the Purchase Agreement), each Debtor has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Purchasers, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Debtor hereby agrees with Collateral Agent and the Purchasers as follows:

1.                                       Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by any Debtor to Collateral Agent and the Purchasers of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note Purchase Agreement, the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by any Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” shall have the meaning given such term in the Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.                                       Grant of Security Interest. As security for the Obligations, each Debtor hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority in all right, title and interests of such Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

3.                                       General Representations and Warranties. Each Debtor represents and warrants to Collateral Agent and the Purchasers that (a) the Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time such Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of the Debtor and the only original books of account and records of the Debtor relating thereto are, and will continue to be, kept at the chief executive office of such Debtor set forth on Schedule B or at such other locations as such Debtor may establish in accordance with Section 5(d), and (f) all information set forth in Schedules A and B hereto is true and correct.

4.                                       Representations and Warranties regarding Intellectual Property. Each Debtor represents and warrants to Collateral Agent and the Purchasers that: (a) the Debtor does not own any patents, trademarks, copyrights or mask works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described on Schedule A hereto; (b) the Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the trademarks shown on Schedule A and the goods and services covered by the registrations thereof and, to the extent registered, such registrations are valid and enforceable and in full force and effect; (c) the Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the patents shown on Schedule A and the registrations thereof are valid and enforceable and in full force and effect; (d) the Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the copyrights shown on Schedule A and according to the records of the Copyright Office, each of said copyrights is valid and enforceable and in full force and effect; (e) the Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the mask works shown on Schedule A and according to the records of the Copyright Office, each of said mask works is valid and enforceable and in full force and effect; (f) there is no claim by any third party that any patents, trademarks, copyrights or mask works are invalid and unenforceable or do or may violate the rights of any Person; (g) all licenses (other than non-exclusive licenses to end-users) of patents, trademarks, copyrights, mask works and trade secrets which the Debtor has granted to any Person are set forth in Schedule A hereto; (h) all licenses of patents, trademarks, copyrights, mask works and trade secrets which any Person has granted to the Debtor are set forth on Schedule A hereto; (i) the Debtor has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee’s employment) an assignment to the Debtor of all rights to such inventions, including patents; and (j) the Debtor has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

5.                                       Covenants Relating to Collateral. Each Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days’ written notice to Collateral Agent, (i) not to change such Debtor’s name, or place of business (or, if such Debtor has more than one place of business, its chief executive office), or the office in which such Debtor’s records relating to accounts receivable and payment intangibles are kept, (ii) not to change such Debtor’s state of incorporation or any organizational identification number assigned by its jurisdiction of organization, (iii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Schedule B hereto, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 4 of Schedule B hereto, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Collateral Agent all originals of Collateral consisting of instruments; (g) to appear in and defend any action or proceeding which may affect its title to or Collateral Agent’s interest in the Collateral; (h) if Collateral Agent gives value to enable such Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose; (i) to keep separate, accurate and complete records of the Collateral and to provide Collateral Agent with such records and such other reports and information relating to the Collateral as Collateral Agent may reasonably request from time to time; (j) not to surrender or lose possession of (other than to Collateral Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except, in each case, as permitted under the Purchase Agreement; (k) if requested by Collateral Agent, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Collateral Agent indicating that such chattel paper is subject to the security interest granted hereby; (l) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Collateral Agent; (m) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act); (n) to permit Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of such Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss such Debtor’s affairs, finances and accounts with its directors, officers and independent public accountants; and (m) to promptly notify Collateral Agent in writing if such Debtor acquires a Commercial Tort Claim, and to provide a summary description of such claim, and grant to Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

6.                                       Covenants Regarding Intellectual Property. Each Debtor hereby agrees:

(a)                                  Debtor will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Collateral Agent’s interest in the Collateral, the Lien granted to Collateral Agent in the Collateral and the first priority of such Lien;

(b)                                 Except to the extent that Collateral Agent gives its prior written consent:

(i)                                     Each Debtor (either itself or through licensees) will continue to use its material trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such trademarks in full force and effect free from any claim of abandonment for nonuse, and the Debtors will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material trademark may become invalidated;

(ii)                                  No Debtor will do any act or omit to do any act whereby any material patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Collateral Agent immediately if it knows of any reason or has reason to know that any material patent registration may become abandoned or dedicated; and

(iii)                               No Debtor will do any act or omit to do any act whereby any material copyrights or mask works may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Collateral Agent immediately if it knows of any reason or has reason to know that any material copyright or mask work may become abandoned or dedicated to the public domain.

(c)                                  Each Debtor will promptly (and in any event within 5 days) notify Collateral Agent upon the filing, either by such Debtor or through any agent, employee, licensee or designee, of (i) an application for the registration of any patent or trademark, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which such Debtor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which such Debtor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of Collateral Agent, each Debtor shall execute and deliver any and all agreements, instruments, documents and papers as Collateral Agent may request to evidence Collateral Agent’s security interest in such patent, trademark (and the goodwill and general intangibles of such Debtor relating thereto or represented thereby), copyright or mask work, and each Debtor authorizes Collateral Agent to amend an original counterpart of the applicable notice of security interest executed pursuant to Section 6(a) of this Security Agreement without first obtaining such Debtor’s approval of or signature to such amendment and to record such document with the Patent and Trademark Office or Copyright Office, as applicable;

(d)                                 While any Obligations remain outstanding, no Debtor shall register or cause to be registered with the United States Copyright Office any copyright registrations with respect to any proprietary software of such Debtor or any other property that is subject to registration with the United States Copyright Office; provided, that a Debtor may register or cause to be registered such proprietary software or other property of such Debtor with the United States Copyright Office if (i) such copyright registration is made in connection with the enforcement against third parties of such Debtor’s rights with respect to such proprietary software or other property and (ii) such Debtor provides Collateral Agent five (5) business days prior notice of such copyright registration. While any Obligations remain outstanding, each Debtor shall file or cause to be filed with the United States Copyright Office a copyright application with respect to any major revisions or upgrades to any proprietary software that has previously been registered by such Debtor with the United States Copyright Office. Each Debtor shall file for such registration within thirty (30) days from such major revision or upgrade and shall notify Collateral Agent in writing five (5) business days prior to such filing.

(e)                                  Each Debtor will take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the patents, trademarks, copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder);

(f)                                    Each Debtor shall (i) use proper statutory notice in connection with its use of the patents, trademarks, copyrights and mask works, (ii) maintain consistent standards of quality in its manufacture of products sold under the trademarks or provision of services in connection with the trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets;

(g)                                 Each Debtor agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any trademark, such Debtor shall promptly notify Collateral Agent of such use and of all steps taken and to be taken to remedy any infringement of any trademark; and

(h)                                 Each Debtor shall maintain with each employee who may have access to the trade secrets of such Debtor an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee’s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to such Debtor and further requiring such employee to cooperate fully with such Debtor, its successors in interest, including Collateral Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment with such Debtor or after the termination of such employment.

7.                                       Authorized Action by Collateral Agent. Each Debtor hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to any Debtor or any third party for failure so to do) any act which such Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as such Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of such Debtor relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Each Debtor agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as such Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

8.                                       Litigation and Other Proceedings.

(a)                                   Each Debtor shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld.

(b)                                  Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of each Debtor or Collateral Agent to enforce any rights in the Collateral, including any license thereunder, in which event such Debtor shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement. If Collateral Agent elects not to bring suit to enforce any right under the Collateral, including any license thereunder, each Debtor agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

9.                                       Default and Remedies.

(a)                                  Default. The Debtors shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b)                                 Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require each Debtor to assemble the Collateral and make it available to Collateral Agent and the Purchasers at a place to be designated by Collateral Agent and the Purchasers; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Purchasers deem appropriate. Each Debtor hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent’s rights hereunder, each Debtor hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which such Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)                                  Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)                                     First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)                                  Second, to the payment to each Purchaser of the amount then owing or unpaid on such Purchaser’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)                               Third, to the payment of other amounts then payable to each Purchaser under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv)                              Fourth, to the payment of the surplus, if any, to the Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Purchaser’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Purchaser’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreement. In the event that a Purchaser receives payments or distributions in excess of its Pro Rata Share, then such Purchaser shall hold in trust all such excess payments or distributions for the benefit of the other Purchasers and shall pay such amounts held in trust to such other Purchasers upon demand by such Purchasers.

10.                                 Collateral Agent.

(a)                                  Appointment. The Purchasers hereby appoint [RockPort Capital Partners II, L.P.] as collateral agent for the Purchasers under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement.

(b)                                 Powers and Duties of Collateral Agent, Indemnity by Purchasers.

(i)                                     Each Purchaser hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Purchasers of a Majority in Interest in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)                                  Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Purchaser or to the Debtors for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of the Debtors to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of each Debtor’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by a Debtor to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)                               In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Purchasers agrees to pay to the Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by the Debtors. In the case of this Security Agreement  and each instrument and document relating to any of the Collateral, each of the Purchasers and the Debtors hereby agree to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

11.                                 Miscellaneous.

(a)                                  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon each Debtor or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:	[RockPort Capital Partners II, L.P.
160 Federal Street
18th Floor
Boston, MA 02110–1700
Telephone: (617) 912-1420
Facsimile: (617) 912-1449
Attention: David Prend]

with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.
One Market Street
Spear Tower, Suite 3300
San Francisco, California 94105-1126
Telephone: (415) 947-2000
Facsimile: (415) 947-2099
Attention: Robert G. O’Connor, Esq.
Debtors:
SatCon Technology Corporation
27 Drydock Avenue
Boston, MA 02110
Telephone: (617) 897-2400
Facsimile: (617) 897-2401
Attention: David B. Eisenhaure
with a copy to:
Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Telephone: (617) 310-6000
Facsimile: (617) 310-6001
Attention: Jonathan Bell, Esq.

(b)                                 Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the respective Debtor. Upon such termination Collateral Agent hereby authorizes the Debtors to file any UCC termination statements necessary to effect such termination and Collateral Agent will, at such Debtor’s expense, execute and deliver to such Debtor any additional documents or instruments as such Debtor shall reasonably request to evidence such termination.

(c)                                  Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)                                 Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Debtors and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)                                  Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and the Debtors and their respective successors and assigns; provided, however, that no Debtor may sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)                                    Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Each Debtor waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(g)                                 Payments Free of Taxes, Etc. All payments made by each Debtor under the Transaction Documents shall be made by such Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, each Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, each Debtor shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)                                 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)                                     Expenses. Each Debtor shall pay on demand all fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(j)                                     Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, the Debtors, Purchasers, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Debtors, Purchasers or Collateral Agent.

(k)                                  Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of the Debtors, Purchasers and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l)                                     Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(m)                               Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(n)                                 Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be executed as of the day and year first above written.

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

SATCON POWER SYSTEMS, INC.

By:
Name:
Title:

SATCON APPLIED TECHNOLOGY, INC.

By:
Name:
Title:

SATCON ELECTRONICS, INC.

By:
Name:
Title:

[Signature page to Security Agreement]

AGREED:

[                              ],

As Collateral Agent

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

[Signature page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of SatCon Technology Corporation, SatCon Power Systems, Inc., SatCon Applied Technology, Inc., and SatCon Electronics, Inc. (each a “Debtor”) in and to the following property:

(i)                                      All Accounts;

(ii)                                   All Chattel Paper;

(iii)                                All Commercial Tort Claims listed on Exhibit A;

(iv)                               All Deposit Accounts and cash;

(v)                                  All Documents;

(vi)                               All Equipment;

(vii)                            All General Intangibles;

(viii)                         All Goods;

(ix)                                 All Instruments;

(x)                                    All Intellectual Property;

(xi)                                 All Inventory;

(xii)                              All Investment Property;

(xiii)                           All Letter-of-Credit Rights

(xiv)                          To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Debtor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

Exhibit A

to

Attachment 1 to Security Agreement

Commercial Tort Claims

SCHEDULE A

TO SECURITY AGREEMENT

COPYRIGHTS

Owner	Description	Registration Date	Registration No.

PATENTS

Owner	Title	Date Issued	Patent No.

PATENT APPLICATIONS

Owner	Title	Application Date	Application No.

TRADEMARKS

Owner	Mark	Registration Date	Registration No.

TRADEMARK APPLICATIONS

Owner	Mark	Application Date	Application No.

MASK WORKS

Owner	Description	Registration Date	Registration No.

LICENSES OF PATENTS, TRADEMARKS, COPYRIGHTS OR MASK WORKS

(other than non-exclusive licenses to end-users)

1.

SCHEDULE B

TO SECURITY AGREEMENT

COMPANY PROFILE

1.                                       Name. The legal name of each Debtor and the address of its chief executive office is:

2.                                       Organizational Identification Number; Federal Employer Identification Number. Each Debtor’s organizational identification number in its state of incorporation and its federal employer identification number are as follows:

	State Organization	Federal Employer
Debtor	Identification Number	Identification Number

3.                                       State of Incorporation. Each Debtor was incorporated in the state of Delaware on the following dates:

Debtor	Date of Incorporation

4.                                       Prior Names. Since its incorporation each Debtor has had the following legal names (other than its current legal name):

Date Debtor’s Name
Prior Name	Was Changed From Such Name

5.                                       Each Debtor does business under the following trade names:

Trade Name	Is This Name Registered?	Registration No.	Registration Date

6.                                       Place of Business. Each Debtor has the following places of business:

Brief Description
Address	Owner of Location	of Assets and Value

7.                                       Assets in Possession of Third Parties. The following are names and addresses of all persons or entities other than the Debtors, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of intruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State

8.                                       Qualification To Do Business. Each Debtor is qualified to do business in the following states:

9.                                       Existing Security Interests. Each Debtor’s assets are subject to the following security interest of Persons other than the Collateral Agent:

Assets	Name of Secured Party

10.                                 Tax Assessments. The following tax assessments are currently outstanding and unpaid:

Assessing Authority	Amount and Description

2

11.                                 Guaranties. Each Debtor has directly or indirectly guaranteed the following obligations of third parties:

Person to whom Obligated	Third Party Obligor	Amount

12.                                 Subsidiaries. Each Debtor has the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets):

13.                                 Securities; Instruments. The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by each Debtor (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

14.                                 Bank Accounts; Securities Accounts. The following is a complete list of all bank accounts and securities accounts maintained by each Debtor (provide name and address of depository bank (or brokerage firm), type of account and account number):

15.                                 Commercial Tort Claims. The following is a complete list of all commercial tort claims held by each Debtor:

3

EXHIBIT F

Form of Pledge Agreement

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of October [     ], 2007 (this “Pledge Agreement”), is executed by SatCon Technology Corporation, a Delaware corporation, (“Debtor”), in favor of Collateral Agent (as herein defined) on behalf of the Purchasers listed on the signature pages hereof, and the Purchasers.

RECITALS

A.                                   Company and the Purchasers have entered into a Note Purchase Agreement, dated as [          ], 2007, pursuant to which the Company has issued Notes, as defined therein, and as the same may be amended, modified or otherwise supplemented from time to time, in an aggregate principal amount of $10,000,000 in favor of the Purchasers.

B.                                     In connection with the Purchase Agreement, Company, Purchasers and Collateral Agent are entering into that certain Security Agreement, dated as of the date hereof, pursuant to which the Company and certain of its subsidiaries granted to Collateral Agent, on behalf of the Purchasers, a security interest in substantially all of their assets, and the Purchasers agreed to appoint the Collateral Agent as their agent for purposes of such security interest.

C.                                     In order to induce each Purchaser to extend the credit evidenced by the Amended and Restated Tranche 1 Notes and the Tranche 2 Notes (as such terms are defined in the Purchase Agreement), Company has agreed to enter into this Pledge Agreement and to grant Collateral Agent, for the benefit of itself and the Purchasers, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Collateral Agent as follows:

1.                                       Definitions and Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Notes shall have the respective meanings given to those terms in the Notes, and all terms defined in the New York Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.                                       The Pledge. To secure the Obligations as defined in Section 3 hereof, Debtor hereby pledges and assigns to Collateral Agent, and grants to Collateral Agent a security interest in, all of Debtor’s right, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the “Pledged Collateral”):

(a)                                  The securities of the issuers listed on Schedule 1 hereto and the securities of any other issuers hereafter acquired by Debtor (collectively, the “Issuers”), which securities (to the extent they are currently held by Debtor) are more particularly described on Schedule 1 hereto (the “Securities”), together with any additional securities of any Issuer hereafter acquired by Debtor (collectively, with the Securities, the “Pledged Securities”);

(b)                                 All dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

(c)                                  All proceeds of the foregoing (“Proceeds”).

3.                                       Security for Obligations. The obligations secured by this Pledge Agreement (the “Obligations”) shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Purchasers of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note Purchase Agreement, the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4.                                       Delivery of Pledged Collateral; Financing Statements. All certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered to Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed assignment in blank, in the form attached as Exhibit A hereto.

5.                                       Representations and Warranties. Debtor hereby represents and warrants as follows:

(a)                                  Issuance of Pledged Securities, Etc. The Pledged Securities are owned by Debtor free and clear of any and all liens, pledges, encumbrances or charges, and Debtor has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Securities.

(b)                                 Security Interest. The pledge of the Pledged Collateral creates a valid security interest in the Pledged Collateral, which security interest is a perfected and first priority security interest, securing the payment of the Obligations and the obligations hereunder.

(c)                                  Restatement of Representations and Warranties. On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Pledged Collateral.

6.                                       Further Assurances. Debtor agrees that at any time and from time to time, at Debtor’s expense, Debtor will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Securities, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

7.                                       Voting Rights; Dividends; Etc.

(a)                                  Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing:

(i)                                     Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii)                                  Debtor shall be entitled to receive and retain free any and all dividends and interest paid in respect of the Pledged Securities, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Securities, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities, shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Debtor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral.

(b)                                 Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

(i)                                     All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease and all such rights shall thereupon become vested in Collateral Agent which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii)                                  All dividends and interest payments which are received by Debtor contrary to the provisions of subparagraph (i) of this Section 7(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Debtor and shall be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

8.                                       Events of Default; Remedies.

(a)                                  Event of Default. An Event of Default shall be deemed to have occurred under this Pledge Agreement upon the occurrence and during the continuance of an Event of Default under the Notes.

(b)                                 Rights Under the UCC. In addition to all other rights granted hereby, and otherwise by law, Collateral Agent shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

(c)                                  Sale of Pledged Collateral. Debtor acknowledges and recognizes that Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

(d)                                 Compliance with the Exchange Act. Upon the occurrence of an Event of Default and at Collateral Agent’s request, Debtor agrees to use Debtor’s best efforts to cause Issuer to disseminate publicly all information required to be disseminated pursuant to the Securities Exchange Act of 1934, as amended, in the event that Issuer or Debtor is required to file reports under such Act, or to otherwise make available such information as to permit the public or private sale of the Pledged Collateral in accordance with the terms of this Pledge Agreement. Debtor further agrees to use Debtor’s best efforts to cause Issuer to cooperate with Collateral Agent in taking whatever additional action may be required to effect such public or private sale of the Pledged Collateral.

(e)                                  Notice, Etc. In any case where notice of sale is required, ten (10) days’ notice shall be deemed reasonable notice. Collateral Agent may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person or property.

(f)                                    Other Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Collateral Agent, Debtor shall assemble and make available to Collateral Agent all records relating to the Pledged Securities at any place or places specified by Collateral Agent, together with such other information as Collateral Agent shall request concerning Debtor’s ownership of the Pledged Securities and relationship to Issuer; and (ii) Collateral Agent or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Securities or any part thereof.

9.                                       Collateral Agent Appointed Attorney-in-Fact.

Debtor hereby appoints Collateral Agent as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Collateral Agent’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Debtor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Collateral Agent hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of its officers, directors, employees or agents be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct.

10.                                 Collateral Agent.

(a)                                  Appointment. The Purchasers hereby appoint [RockPort Capital Partners II, L.P.] as collateral agent for the Purchasers under this Pledge Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Pledge Agreement.

(b)                                 Powers and Duties of Collateral Agent, Indemnity by Purchasers.

(i)                                     Each Purchaser hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Purchasers of a Majority in Interest in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)                                  Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Purchaser or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Pledge Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Pledge Agreement; (iv) the failure by Company to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)                               In the case of this Pledge Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Purchasers agrees to pay to the Collateral Agent, on demand, its Pro Rata Share (as defined in the Security Agreement) of all fees and all expenses incurred in connection with the operation and enforcement of this Pledge Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company. In the case of this Pledge Agreement  and each instrument and document relating to any of the Collateral, each of the Purchasers and the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Pledge Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

11.                                 Miscellaneous.

(a)                                  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Collateral Agent or Debtor under this Agreement or the Notes shall be in writing and telecopied, mailed or delivered to each party at the address or telecopier number last given to the other party. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

(b)                                 Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)                                  Amendments and Waivers. This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)                                 Assignments. This Pledge Agreement shall be binding upon and inure to the benefit of Collateral Agent and Debtor and their respective successors and assigns; provided, however, that Debtor may not assign its rights and duties hereunder without the prior written consent of Collateral Agent.

(e)                                  Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Debtor waives any right to require Collateral Agent to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent’s power.

(f)                                    Payments Free of Taxes, Etc. All payments made by Debtor under this Pledge Agreement shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by Collateral Agent, Debtor shall furnish evidence satisfactory to Collateral Agent or such Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)                                 Partial Invalidity. If any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)                                 Expenses. Each of Debtor and Collateral Agent shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Pledge Agreement and the Notes. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Debtor or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of

Collateral Agent’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Agreement, the Notes or the Obligations or any bankruptcy or similar proceeding involving Debtor or any of its Subsidiaries). As used herein, the term “reasonable attorneys’ fees” shall include, without limitation, allocable costs of Collateral Agent’s in-house legal counsel and staff.

(i)                                     Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(j)                                     Jury Trial. EACH OF DEBTOR AND SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

IN WITNESS WHEREOF, Debtor has caused this Pledge Agreement to be executed as of the day and year first above written.

SATCON TECHNOLOGY CORPORATION

By:

Name:

Title:

ACKNOWLEDGED:

[COLLATERAL AGENT]
as Collateral Agent

By:

Name:

Title:

[PURCHASERS]
as Purchaser

By:

Name:

Title:

[Signature page to Pledge Agreement]

SCHEDULE 1

TO PLEDGE AGREEMENT

SHARES

Issuer	Certificate No.	Certificate Date	Registered Holder

EXHIBIT A

TO PLEDGE AGREEMENT

FORM OF ASSIGNMENT IN BLANK

STOCK POWER

FOR VALUE RECEIVED, and pursuant to that certain Pledge Agreement, dated as of                   , 2007, made by SatCon Technology Corporation, a Delaware corporation, in favor of [COLLATERAL AGENT], as collateral agent, and the Purchasers listed on the signature pages thereto, as amended from time to time, the undersigned hereby sells, assigns and transfers unto                                                                                                                                                                                                                    [No. of Shares —written out] ( [No. of Shares — numerals]) Shares of [Class or Series of Stock], $[par value] par value, of [Name of Issuer], a [state of incorporation] corporation, standing in the undersigned’s name on the books of the corporation represented by Certificate No. [Cert. No.].

The undersigned hereby irrevocably constitutes and appoints                                               attorney to transfer said stock on the books of said corporation with full power of substitution in the premises.

Dated:

SatCon Technology Corporation

a Delaware corporation

By:

Name:

Title:

A-2